                                                                     EXHIBIT 2.2


                                 [$475,000,000]


                                CREDIT AGREEMENT

                            Dated as of May 12, 1999


                  As Amended and Restated as of January 2, 2001

                                      Among


                              MEDIANEWS GROUP, INC.


              THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF,

                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF,

                  BANK OF AMERICA NT&SA, as Syndication Agent,

                FIRST UNION NATIONAL BANK, as Documentation Agent

                 FLEET NATIONAL BANK, as Co-Documentation Agent


                                       and


                              THE BANK OF NEW YORK,
                             as Administrative Agent




                        Lead Arrangers and Book Managers:

                            BNY Capital Markets, Inc.

                                       and

                      NationsBanc Montgomery Securities LLC

                                TABLE OF CONTENTS

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Article I. CREDIT FACILITY....................................................1

   Section 1.01   Commitment to Lend..........................................1
   Section 1.02   Manner of Borrowing of RC Loans.............................3
   Section 1.03   Letters of Credit...........................................4
   Section 1.04   Interest....................................................8
   Section 1.05   Repayment..................................................10
   Section 1.06   Prepayments................................................11
   Section 1.07   Limitation on Types of Loans...............................12
   Section 1.08   Reduction and Termination of RC Commitments................12
   Section 1.09   Fees.......................................................14
   Section 1.10   Computation of Interest and Fees...........................14
   Section 1.11   Evidence of Indebtedness...................................14
   Section 1.12   Payments by the Borrower...................................15
   Section 1.13   Distribution of Payments by the Administrative Agent.......16
   Section 1.14   Taxes on Payments..........................................16
   Section 1.15   Pro Rata Treatment.........................................19

Article II. CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS AND LETTERS OF
               CREDIT........................................................19

   Section 2.01   Conditions to Effectiveness................................19
   Section 2.02   Conditions to Each Loan and Letter of Credit...............20

Article III. CERTAIN REPRESENTATIONS AND WARRANTIES..........................21

   Section 3.01   Organization; Power; Qualification.........................21
   Section 3.02   Subsidiaries...............................................21
   Section 3.03   Authorization; Enforceability; Required Consents; Absence
                    of Conflicts.............................................22
   Section 3.04   Taxes......................................................22
   Section 3.05   Litigation.................................................23
   Section 3.06   Burdensome Provisions......................................23
   Section 3.07   No Adverse Change or Event.................................23
   Section 3.08   Additional Adverse Facts...................................23
   Section 3.09   Investment Company Act.....................................23
   Section 3.10   Substance Release and Disposal.............................24
   Section 3.11   Senior Obligations.........................................24

Article IV. CERTAIN COVENANTS................................................24

   Section 4.01   ...........................................................24
   Section 4.02   Insurance..................................................25
   Section 4.03   Additional Subsidiaries....................................25


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
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   Section 4.04   Use of Proceeds............................................26
   Section 4.05   Indebtedness...............................................26
   Section 4.06   Guaranties.................................................26
   Section 4.07   Liens......................................................27
   Section 4.08   Restricted Payments........................................27
   Section 4.09   Merger or Consolidation, Acquisitions......................28
   Section 4.10   Disposition of Assets......................................28
   Section 4.11   Investments................................................30
   Section 4.12   Taxes of Other Persons.....................................30
   Section 4.13   Benefit Plans..............................................30
   Section 4.14   Transactions with Affiliates...............................30
   Section 4.15   Limitation on Restrictive Covenants........................31
   Section 4.16   Issuance or Disposition of Capital Securities..............31
   Section 4.17   Substance Storage and Disposal.............................32
   Section 4.18   Denver Tax Sharing Agreement; Salt Lake Acquisition
                    Documents................................................32
   Section 4.19   Certain Restrictions with Respect to Other Indebtedness....32
   Section 4.20   Ratio of Consolidated Debt to Operating Cash Flow..........33
   Section 4.21   Ratio of Consolidated Senior Debt to Operating Cash Flow...33
   Section 4.22   Pro Forma Interest Coverage................................33
   Section 4.23   Pro Forma Debt Service Coverage............................33
   Section 4.24   Fixed Charge Coverage......................................33
   Section 4.25   Certain Activities of the California Partnership...........33
   Section 4.26   Certain Activities of Denver; Denver Acquisition
                    Documents................................................34
   Section 4.27   Master Intercompany Note...................................34

Article V. INFORMATION.......................................................34

   Section 5.01   Information to Be Furnished................................34
   Section 5.02   Accuracy of Financial Statements and Information...........37
   Section 5.03   Additional Covenants Relating to Disclosure................39
   Section 5.04   Authorization of Third Parties to Deliver Information and
                    Discuss Affairs..........................................39

Article VI. DEFAULT..........................................................39

   Section 6.01   Events of Default..........................................39
   Section 6.02   Remedies Upon Event of Default.............................42

Article VII. ADDITIONAL CREDIT FACILITY PROVISIONS...........................43

   Section 7.01   Mandatory Suspension and Conversion of Eurodollar Rate
                    Loans....................................................43
   Section 7.02   Regulatory Changes.........................................44
   Section 7.03   Funding Losses.............................................44
   Section 7.04   Certain Determinations.....................................45
   Section 7.05   Change of Lending Office...................................45

Article VIII. THE AGENTS.....................................................46

   Section 8.01   Appointment and Powers.....................................46


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
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   Section 8.02   Limitation on Administrative Agent's Liability.............46
   Section 8.03   Defaults...................................................47
   Section 8.04   Rights as a Bank...........................................47
   Section 8.05   Indemnification............................................47
   Section 8.06   Non-Reliance on Administrative Agent and Other Banks.......47
   Section 8.07   Execution and Amendment of Loan Documents on Behalf of the
                    Banks....................................................48
   Section 8.08   Resignation of the Administrative Agent....................48

Article IX. MISCELLANEOUS....................................................49

   Section 9.01   Notices and Deliveries.....................................49
   Section 9.02   Expenses; Indemnification..................................52
   Section 9.03   Amounts Payable Due Upon Request for Payment...............53
   Section 9.04   Remedies of the Essence....................................53
   Section 9.05   Rights Cumulative..........................................53
   Section 9.06   Confidentiality............................................53
   Section 9.07   Amendments; Waivers........................................54
   Section 9.08   Set-Off; Suspension of Payment and Performance.............55
   Section 9.09   Sharing of Recoveries......................................55
   Section 9.10   Assignments and Participations.............................56
   Section 9.11   Governing Law..............................................58
   Section 9.12   Judicial Proceedings; Waiver of Jury Trial.................58
   Section 9.13   Limitation of Liability....................................59
   Section 9.14   Severability of Provisions.................................59
   Section 9.15   Counterparts...............................................59
   Section 9.16   Survival of Obligations....................................59
   Section 9.17   Entire Agreement...........................................59
   Section 9.18   Successors and Assigns.....................................59
   Section 9.19   Cash Collateral............................................59
   Section 9.20   Existing Pledge Agreements.................................60

Article X. GUARANTY..........................................................60

   Section 10.01  Guaranty of Payment and Performance........................60
   Section 10.02  Limitation on Guaranty.....................................60
   Section 10.03  Continuance and Acceleration of Guaranteed Obligations upon
                    Certain Events.  If:.....................................61
   Section 10.04  Recovered Payments.........................................61
   Section 10.05  Binding Nature of Certain Adjudications....................62
   Section 10.06  Nature of Guarantor's Obligations..........................62
   Section 10.07  No Release of Guarantor....................................62
   Section 10.08  Certain Waivers............................................63
   Section 10.09  Independent Credit Evaluation..............................64
   Section 10.10  Subordination of Rights Against the Borrower, Other
                    Guarantors and Collateral................................64
   Section 10.11  Economic Benefits; Solvency................................64


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
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Article XI. INTERPRETATION...................................................65

   Section 11.01  Defined Terms..............................................65
   Section 11.02  Other Interpretive Provisions..............................91
   Section 11.03  Accounting Matters.........................................92
   Section 11.04  Representations and Warranties.............................92
   Section 11.05  Captions...................................................92
   Section 11.06  Interpretation of Related Documents........................92


ANNEX A


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

                                CREDIT AGREEMENT

                            Dated as of May 12, 1999

                  As Amended and Restated as of January 2, 2001


         MEDIANEWS GROUP, INC., a Delaware corporation, the GUARANTORS listed on the signature pages hereof, the BANKS listed on the signature pages hereof, BANK OF AMERICA NT&SA, as Syndication Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, FLEET NATIONAL BANK, as Co-Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent, agree that the Credit Agreement among them dated as of May 12, 1999 and amended and restated as of June 30, 1999 shall be amended and restated, effective, subject to the conditions to effectiveness set forth in Section 2.01, as of the Restated Agreement Date, to read in its entirety as follows (with certain terms used herein being defined in Article
11):

                                   ARTICLE I.

                                 CREDIT FACILITY

         Section 1.01 Commitment to Lend.

                  (a) Term Loans. Upon the terms and subject to the conditions of this Agreement, each Bank having a Term Loan Commitment agrees to make, on the Restated Agreement Date, a Term Loan to the Borrower in an aggregate principal amount not exceeding such Bank's Term Loan Commitment. The aggregate amount of the Term Loan Commitments on the Restated Agreement Date is $125,000,000.

                  (b) RC Loans. Upon the terms and subject to the conditions of this Agreement, each Bank having an RC Commitment agrees to make, from time to time during the period from the Restated Agreement Date to but excluding the RC Maturity Date, one or more RC Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Bank's RC Commitment at such time minus the sum of (A) the aggregate amount of such Bank's Letter of Credit Participations at such time and (B) such Bank's Swing Loan Percentage of the aggregate principal amount of the Swing Loans outstanding at such time. The aggregate amount of the RC Commitments on the Restated Agreement Date is $350,000,000. Upon the effectiveness of the amendment and restatement of this Agreement as of the Restated Agreement Date, all Loans (as defined in this Agreement prior to such amendment and restatement) outstanding immediately prior to such effectiveness shall be deemed to be RC Loans outstanding hereunder.

                  (c) Swing Loans.

                  (i) Upon the terms and subject to the conditions of this Agreement, the Swing Loan Lender agrees to make, from time to time from the Restated Agreement Date to but excluding the RC Maturity Date, one or more Swing Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time the lesser of (A) the aggregate amount of the RC Commitments at such time minus the sum of the aggregate unpaid principal amount of all RC Loans and Swing Loans outstanding at such time and the aggregate amount of the Letter of Credit Participations outstanding at such time and (B) $10,000,000. All Swing Loans shall be in an amount not less than $100,000 and shall be in an integral multiple of $50,000 and shall be made and maintained as Base Rate Loans. All Swing Loans shall be disbursed by the Swing Loan Lender in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Swing Loan Lender's Domestic Lending Office, or in such other manner as may have been specified in the applicable notice of borrowing and as shall be acceptable to the Swing Loan Lender, on the day requested, if such request is received not later than 2:00 p.m. (New York time) on such day, and if received thereafter on any Business Day, on the next Business Day. Each request by the Borrower for the making of Swing Loans shall constitute a Representation and Warranty by the Borrower as of the time of the making of such Swing Loans that the conditions specified in Sections 2.02(b) and (c) have been fulfilled at such time.

                  (ii) Upon demand made to all of the Banks with RC Commitments by the Swing Loan Lender, which demand may be made before or after a Default, but subject to the provisions of Section 1.01(c)(iii), each Bank (other than the Swing Loan Lender) shall irrevocably and unconditionally purchase from the Swing Loan Lender, without recourse or warranty, an undivided interest and participation in the Swing Loans then outstanding, by paying to the Swing Loan Lender, without reduction or deduction of any kind, including but not limited to reductions or deductions for set-off, recoupment or counterclaim, in Dollars immediately available to the Swing Loan Lender at the Swing Loan Lender's Domestic Lending Office, an amount equal to such Bank's Swing Loan Percentage of the principal amount of all Swing Loans then outstanding, and thereafter, except as otherwise provided in the second succeeding sentence, the Banks' respective interests in such Swing Loans, and the remaining interest of the Swing Loan Lender in such Swing Loans, shall in all respects be treated as RC Loans under this Agreement, but such Swing Loans shall continue to be evidenced by the Swing Note, and shall continue to be due and payable by the Borrower in accordance with Section 1.05. If any Bank does not pay any amount which it is required to pay after giving effect to the provisions of Section 1.01(c)(iii) forthwith upon the Swing Loan Lender's demand therefor, the Swing Loan Lender shall be entitled to recover such amount on demand from such Bank, together with interest thereon, at the Federal Funds Rate for the first three Business Days, and thereafter at the Base Rate, for each day from the date of such demand, if made prior to 2:00 p.m. (New York time) on any Business Day, and if made thereafter on any Business Day, or made on any day that is not a Business Day, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Loan Lender by such Bank. If such Bank does not pay such amount forthwith upon the Swing Loan Lender's demand therefor, and until such time as such Bank makes the required payment, the Swing Loan Lender's remaining interest in the applicable Swing Loan shall continue to include the amount of such unpaid participation obligation.

                  (iii) No Bank shall be obligated to purchase a participation in any Swing Loan unless (A) the Swing Loan Lender believed in good faith that the conditions specified in Sections 2.02(b) and (c) were satisfied at the time such Swing Loan was made or (B) such Bank had actual knowledge, by receipt of information furnished to it pursuant to


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

          Section 5.01(f) hereof, or otherwise, that any such condition had not been satisfied and failed to notify the Swing Loan Lender in a writing received by the Swing Loan Lender one Business Day prior to the time that it made such Swing Loan that the Swing Loan Lender was not authorized to make such Swing Loan or (C) the satisfaction of such condition that was not satisfied had been waived in accordance with the provisions of this Agreement.

                  (d) Type of Loans. Subject to Section 1.07 and the other terms and conditions of this Agreement, the Loans may, at the option of the Borrower, be made as, and from time to time continued as or converted into, Base Rate or Eurodollar Rate Loans of any permitted Type, or any combination thereof.

         Section 1.02 Manner of Borrowing of RC Loans.

                  (a) The Borrower shall give the Administrative Agent notice (which shall be irrevocable) no later than 10:00 a.m. (New York time) on, in the case of RC Loans that are Base Rate Loans (other than Swing Loans), the Business Day before the requested date for the making of such Loans and, in the case of RC Loans that are Eurodollar Rate Loans, the third Eurodollar Business Day before the requested date for the making of such Loans. Each such notice shall be in the form of Schedule 1.02 and shall specify (i) the requested date for the making of the requested Loans, which shall be, in the case of RC Loans that are Base Rate Loans, a Business Day and, in the case of RC Loans that are Eurodollar Rate Loans, a Eurodollar Business Day, (ii) the Type or Types of Loans requested and (iii) the amount of each such Type of Loan, which amount shall be not less than, in the case of RC Loans that are Base Rate Loans, $500,000 or an integral multiple of $100,000 in excess thereof and, in the case of RC Loans that are Eurodollar Rate Loans, $1,000,000 or an integral multiple of $250,000 in excess thereof, or the aggregate amount of the applicable unused RC Commitments, as the case may be. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

                  (b) Not later than 11:00 a.m. (New York time) on each requested date for the making of Loans (other than Swing Loans), each Bank shall make available to the Administrative Agent, in Dollars in funds immediately available to the Administrative Agent at the Administrative Agent's Office, the Loans to be made by such Bank on such date. Any Bank's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but such other Bank shall not be liable for such failure.

                  (c) Unless the Administrative Agent shall have received notice from a Bank prior to 10:00 a.m. (New York time) on the requested date for the making of any Loans that such Bank will not make available to the Administrative Agent the Loans requested to be made by such Bank on such date, the Administrative Agent may assume that such Bank has made such Loans available to the Administrative Agent on such date in accordance with Section 1.02(b) and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Administrative Agent the Loans requested to be made by such Bank on such date and the Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been repaid to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates provided in Section 1.04(a).

                  (d) All Loans made available to the Administrative Agent in accordance with Section 1.02(b) or Section 1.02(c) shall be disbursed by the Administrative Agent not later than 1:00 p.m. (New York time) on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Administrative Agent's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Administrative Agent.

         Section 1.03 Letters of Credit.

                  (a) Upon the terms and subject to the conditions of this Agreement, the Issuing Bank shall, from time to time during the period from the Restated Agreement Date through the tenth Business Day preceding the RC Maturity Date, issue one or more Letters of Credit for the account of the Borrower; provided, that the aggregate principal amount of all Letter of Credit Participations shall not exceed at any time the lesser of (A) the aggregate amount of the RC Commitments at such time minus the aggregate unpaid principal amount of all RC Loans and Swing Loans outstanding at such time and (B) $15,000,000. Each Letter of Credit shall be in a form and shall contain such terms as shall be reasonably satisfactory to the Issuing Bank. Upon the effectiveness of the amendment and restatement of this Agreement as of the Restated Agreement Date, all outstanding Letters of Credit (as defined in this Agreement prior to such amendment and restatement) shall be deemed to be Letters of Credit issued hereunder.

                  (b) Each Letter of Credit shall be denominated only in Dollars and shall expire on or before the first anniversary of the issuance thereof (provided, that, any Letter of Credit may include terms that provide for the automatic renewal thereof for successive one-year periods so long as such terms include a provision whereby the Issuing Bank shall be entitled to elect that any such renewal shall not occur if the conditions set forth in Section 2.02(b) and
(c) could not be fulfilled at such time, and the Issuing Bank shall give notice of such election to the beneficiary thereof) and in any event not later than the Business Day preceding the RC Maturity Date. Any extension of the expiry date, or automatic renewal, of a Letter of Credit to a date beyond the first anniversary of the issuance thereof shall constitute an "issuance" of such Letter of Credit for all purposes hereof on, in the case of any such extension, the date on which such extension shall have been granted and, in the case of any such automatic renewal, on the tenth Business Day preceding the last day on which the Issuing Bank is entitled to give notice of its election that any such renewal shall not occur.


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

                  (c) Letters of Credit shall be issued only on a Business Day, and shall be used for the corporate purposes of the Borrower or the Subsidiaries.

                  (d) The Borrower shall request the issuance of a Letter of Credit by furnishing to the Administrative Agent and the Issuing Bank, at least five Business Days before the requested date of such issuance, notice thereof in the form of Schedule 1.02 or such other notice as shall be reasonably satisfactory to the Issuing Bank (and, in the case of any such notice, the Borrower shall be deemed to have made the Representation and Warranty with respect to such issuance provided for in the final paragraph of the form of notice set forth in Schedule 1.02).

                  (e) Upon the date of issuance of a Letter of Credit, the Issuing Bank shall be deemed to have granted to each Participating Bank (other than the Issuing Bank), and each Participating Bank (other than the Issuing
Bank) shall be deemed to have acquired from the Issuing Bank without further action by any party hereto, a participation in such Letter of Credit and any Drawings that may at any time be made thereunder, to the extent of such Bank's Participating Bank Percentage thereof.

                  (f) The Issuing Bank shall promptly notify the Borrower of its receipt of each Drawing request with respect to a Letter of Credit, stating the date and amount of the Drawing requested thereby and the date and amount of each Drawing disbursed pursuant to such request. The failure of the Issuing Bank to give, or delay in giving, any such notice shall not release or diminish the obligations of the Borrower hereunder in respect of such Drawing.

                  (g) The Borrower shall, on the day it receives notice of each Drawing from the Issuing Bank, if such notice is received prior to 10:00 a.m. (New York time) on such day, and on the Business Day following the day it receives such notice from the Issuing Bank, if such notice is received after 10:00 a.m. (New York time) on such day, reimburse such Drawing by paying to the Issuing Bank in immediately available funds the amount of the payment made by the Issuing Bank with respect to such Drawing, together (but only if such Drawing is not reimbursed on the day notice is received) with interest thereon at a rate per annum equal to the Base Rate as in effect from time to time plus the applicable Base Rate Margin until the day such reimbursement is made. In the event that the Borrower shall fail to make any such payment when due and for so long as such failure shall be continuing, the Issuing Bank may give notice of such failure to the Administrative Agent and each Participating Bank, which notice shall include, in the case of a Participating Bank, the amount of such Participating Bank's Participating Bank Percentage of such Drawing, whereupon each such Participating Bank (other than the Issuing Bank) shall promptly remit such amount to the Administrative Agent for the account of the Issuing Bank as provided in Section 1.03(h).

                  (h) Each Participating Bank (other than the Issuing Bank) shall, in the event it receives the notice from the Issuing Bank pursuant to
Section 1.03(g) at or before 12:00 noon (New York time) on any Business Day, fund its participation in any unreimbursed Drawing by remitting to the Administrative Agent, no later than 2:00 p.m. (New York time) on such day, in immediately available funds, its Participating Bank Percentage of the reimbursement obligation in respect of each Drawing. The Administrative Agent shall, in the event it receives such funds from such Participating Bank at or before 2:00 p.m. (New York time) on any day, no later than 4:00 p.m. (New York time) on such day, make available the amount thereof to the Issuing Bank,


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
in immediately available funds. Any amount payable by any Participating Bank to the Administrative Agent for the account of the Issuing Bank under this Section 1.03(h), and any amount payable by the Administrative Agent to the Issuing Bank under this Section 1.03(h), shall bear interest for each day from the date due (and including such day if paid after 2:00 p.m. (New York time), in the case of any such payment by a Participating Bank to the Administrative Agent, or 4:00 p.m. (New York time), in the case of any such payment by the Administrative Agent to the Issuing Bank, on such day) in accordance with this Section 1.03(h) until the date it is received by the Issuing Bank at a rate equal to the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Base Rate. Each Participating Bank shall, upon the demand of the Issuing Bank, reimburse the Issuing Bank, to the extent the Issuing Bank has not been reimbursed by the Borrower after demand therefor, for the reasonable costs and expenses (including reasonable legal fees) incurred by it (other than as a result of its willful misconduct or gross negligence) in connection with the collection of amounts due under, the administration of, and the preservation and enforcement of any rights conferred by, the Letters of Credit or the performance of the Issuing Bank's obligations under this Agreement in respect thereof (other than its obligation to make Loans in its capacity as a Bank or Swing Loans in its capacity as the Swing Loan Lender), to the extent of such Participating Bank's Participating Bank Percentage (as of the time such costs and expenses are incurred) of the amount of such costs and expenses. The Issuing Bank shall refund any costs and expenses reimbursed by such Participating Bank that are subsequently recovered from the Borrower in an amount equal to such Participating Bank's Participating Bank Percentage thereof.

                  (i) The obligation of each Participating Bank to make available to the Issuing Bank the amounts set forth in this Section 1.03 shall be absolute, unconditional and irrevocable under any and all circumstances without reduction for any set-off or counterclaim of any nature whatsoever, and may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Participating Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;


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

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (v) the occurrence of any Default.

                  (j) (i) Without affecting any rights the Participating Banks may have under Applicable Law, the Borrower agrees that none of the Participating Banks, the Issuing Bank, the Administrative Agent or their respective officers or directors shall be liable or responsible for, and the obligations of the Borrower to the Participating Banks, the Issuing Bank and the Administrative Agent hereunder shall not in any manner be affected by: (A) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person or any acts or omissions of such beneficiary or any other Person; (B) the validity or genuineness of documents presented in connection with any Drawing, or of any endorsements thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, fraudulent or forged; or (C) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit or any other action taken or omitted to be taken by any Person under or in connection with any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank and the Issuing Bank shall be liable to the Borrower, in each case to the extent and only to the extent of any damages suffered by the Borrower that are caused by
(1) the Issuing Bank's willful misconduct or gross negligence (as determined by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit issued by the Issuing Bank complied with the terms of such Letter of Credit or (2) the Issuing Bank's willful failure (as determined by a court of competent jurisdiction) to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, in determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation relative to the other Banks other than to determine that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit, regardless of any notice or information to the contrary. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

                  (ii) In addition to any other amounts payable under this Agreement, the Borrower agrees to protect, indemnify, pay and hold the Issuing Bank harmless from and against any and all claims, costs, charges and reasonable expenses (including reasonable attorneys' fees) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of, or payment of any Drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction.

                  (iii) The Issuing Bank shall not be responsible for:

                  (A) the validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the issuance of Letters of Credit,

                  (B) the validity of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part,

                  (C) errors, omissions, interruptions or delays in transmissions or delivery of any messages, by mail, cable, telecopy, telex or otherwise,

                  (D) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit, and

                  (E) any consequence arising from causes beyond the control of the Issuing Bank, including, without limitation, any governmental acts.

                  (k) If any Bank Nonparticipation occurs with respect to any Bank, (A) the Administrative Agent and such Bank agree, if requested by the Borrower, to attempt to locate a bank or other financial institution that desires to accept the assignment of the RC Loans, Letter of Credit Participations, RC Commitments and other rights and obligations hereunder of such Bank and (B) if such bank or other financial institution acceptable to the Borrower is located, such Bank agrees to assign its interest in its RC Loans, Letter of Credit Participations, RC Commitments and other rights and obligations hereunder to such bank or other financial institution in accordance with Section 9.10(a)(ii).

         Section 1.04 Interest.

                  (a) Rates. Unless an Event of Default is continuing, (i) each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (A) so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus the applicable Base Rate Margin and (B) so long as it is a Eurodollar Rate Loan, the applicable Adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin and (ii) each other amount due and payable under the Loan Documents shall, to the maximum extent permitted by Applicable Law, bear interest at a rate per annum equal to the Base Rate as in effect from time to time plus the applicable Base Rate Margin. During an Event of Default (and whether before or after judgment), upon notice from the Administrative Agent to the Borrower given at the direction of the Required Banks, each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

                  (b) Payment. Interest shall be payable, (i) in the case of Base Rate Loans, quarterly in arrears on each Interest Payment Date, (ii) in the case of Eurodollar Rate Loans, on the last day of each applicable Interest Period (and, if an Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period), (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted, and (iv) in the case of all other amounts due and payable under the Loan Documents, on demand. Interest at the Post-Default Rate shall be payable on demand.

                  (c) Conversion and Continuation.

                  (i) All or any part of the principal amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans, except that (A) Eurodollar Rate Loans may be converted only on the last day of an applicable Interest Period, (B) Base Rate Loans may be converted into Eurodollar Rate Loans only on a Eurodollar Business Day and (C) Swing Loans shall be maintained as Base Rate Loans at all times.

                  (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Loans of another Type. Eurodollar Rate Loans of any Type shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with Section 1.04(c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

                  (iii) Notwithstanding anything to the contrary contained in
         Section 1.04(c)(i) or (ii), during a Default, the Administrative Agent may, and upon the direction of the Required Banks shall, notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types, provided that, notwithstanding the foregoing, Loans may continue as or be converted into Base Rate Loans.

                  (iv) The Borrower shall give the Administrative Agent notice (which shall be irrevocable) of each conversion of Loans or continuation of Eurodollar Rate Loans no later than 10:00 a.m. (New York time) on, in the case of a conversion into Base Rate Loans, the Business Day before the requested date of such conversion, and, in the case of a conversion into or continuation of Eurodollar Rate Loans, the third Eurodollar Business Day before the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of Schedule 1.04(c)(iv) and shall specify (A) whether the Loans to be converted or continued are Term Loans or RC Loans, (B) the requested date of such conversion or continuation, (C) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued and (D) the amount and Type or Types of Loans into which such Loans are to be converted or as to which such Loans are to be continued. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of (x) the contents thereof, (y) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan to be converted or continued by such Bank and (z) the amount and Type or Types of Loans into which such Loans are to be converted or as to which such Loans are to be continued.

                  (d) Maximum Interest Rate. Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans or, if no Loans are outstanding, such excess shall be refunded to the Borrower.

         Section 1.05 Repayment.

                  (a) Term Loans. The Term Loans shall mature and become due and payable by the Borrower, and shall be repaid by the Borrower, in quarterly installments, payable on successive Installment Payment Dates, commencing with September 30, 2003 and ending with the Term Loan Maturity Date. Each such installment shall be in an amount equal to the amount set forth below for the applicable Installment Payment Date; provided that the final installment shall be in an amount equal to the amount of Term Loans then outstanding.

                         Installment Payment Date                 Amount
                         ------------------------                 ------
                          September 30, 2003                     $12,500,000
                          December 31, 2003                      $12,500,000

                          March 31, 2004                         $ 7,812,500
                          June 30, 2004                          $ 7,812,500
                          September 30, 2004                     $ 7,812,500
                          December 31, 2004                      $ 7,812,500

                          March 31, 2005                         $ 7,812,500
                          June 30, 2005                          $ 7,812,500
                          September 30, 2005                     $ 7,812,500
                          December 31, 2005                      $ 7,812,500

                          March 31, 2006                         $ 9,375,000
                          June 30, 2006                          $ 9,375,000
                          September 30, 2006                     $ 9,375,000
                          December 31, 2006                      $ 9,375,000

                  (b) RC Loans. The aggregate outstanding principal amount of the RC Loans shall mature and become due and payable, and shall be repaid by the Borrower, on the RC Maturity Date.

                  (c) Drawings. The Borrower shall reimburse the Issuing Bank for each Drawing under a Letter of Credit on the date determined with respect to such Drawing in the manner set forth in Section 1.03(g).

         Section 1.06 Prepayments.

                  (a) Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but subject to Section 7.03), except that any partial prepayment under this Section (other than a prepayment of Swing Loans) shall be in an aggregate principal amount of at least, in the case of Base Rate Loans, $500,000 or any integral multiple of $100,000 in excess thereof and, in the case of Eurodollar Rate Loans, $1,000,000 or an integral multiple of $250,000 in excess thereof, and any prepayment of Eurodollar Rate Loans made on a day other than the last day of an applicable Interest Period shall be accompanied by the amount, if any, required to be paid in respect thereof pursuant to Section 7.03 hereof. The Borrower shall give the Administrative Agent notice of each prepayment pursuant to this Section 1.06(a) no later than 10:00 a.m. (New York time) on, in the case of a prepayment of Base Rate Loans (other than Swing Loans), the first Business Day, and, in the case of a prepayment of Eurodollar Rate Loans, the third Eurodollar Business Day, before the date of such prepayment and, in the case of a prepayment of Swing Loans, the day of such prepayment. Each such notice of prepayment shall be in the form of Schedule 1.06(a) and shall specify (i) whether the Loans to be prepaid are Term Loans or RC Loans, (ii) the date such prepayment is to be made and (iii) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan of such Bank to be prepaid. Amounts to be prepaid pursuant to this Section 1.06(a) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in Section 1.04(b). Prepayments of the Term Loans pursuant to this Section 1.06(a) shall be applied to the remaining installments thereof in the inverse order of maturity.

                  (b) Mandatory Prepayments.

                  (i) The Borrower shall, on each date that a reduction in the aggregate amount of the RC Commitments is required to be made pursuant to Section 1.08(b)(ii) or (iii) (or would be so required if RC Commitments were in existence at such time), prepay the Term Loans in an aggregate amount equal to the excess, if any, of the applicable Net Proceeds (less the reinvested portion thereof, as provided in Section 1.08(b)(ii)) or Excess Net Proceeds referred to therein, as the case may be, over the aggregate amount of the RC Commitments in effect immediately prior to such reduction thereof. Each such prepayment of the Term Loan shall be applied to the remaining installments thereof pro rata in accordance with the relative amounts thereof.

                  (ii) The Borrower shall, on each date that a reduction in the aggregate amount of the RC Commitments causes the sum of the aggregate outstanding principal amount of the RC Loans and the aggregate amount of Letter of Credit Participations to exceed the aggregate amount of the RC Commitments, prepay the RC Loans and the Contingent

         Reimbursement Obligations, in an aggregate amount not less than the amount of such excess, together with interest thereon as provided in
         Section 1.04(b), on the date of such reduction.

                  (c) Reborrowing. Amounts of Term Loans prepaid may not be reborrowed. Amounts of RC Loans prepaid prior to the RC Maturity Date may, subject to the terms and conditions hereof (including, but not limited to, Sections 1.01 and 1.08(b)), be reborrowed.

         Section 1.07 Limitation on Types of Loans.

         Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of Eurodollar Rate Loans of the same Type and having the same Interest Period shall at all times be not less than $1,000,000 (b) there shall not be, at any one time, more than five Interest Periods in effect with respect to Eurodollar Rate Loans of all Types and (c) no payment of Eurodollar Rate Loans will have to be made prior to the last day of an applicable Interest Period in order to repay the Loans in the amounts and (subject to Section 1.12(d)) on the dates specified in Section 1.05 or determined pursuant to Section 1.06(b).

         Section 1.08 Reduction and Termination of RC Commitments.

                  (a) Optional Reduction of RC Commitments. The Borrower may terminate or reduce the aggregate amount of the RC Commitments by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 10:00 a.m. (New York time) on the third Business Day before the requested date of such reduction, except that (i) each partial reduction of the aggregate amount of the RC Commitments shall be in an aggregate amount equal to $1,000,000 or any integral multiple of $500,000 in excess thereof and (ii) no reduction may reduce the aggregate amount of the RC Commitments to an amount less than the sum of the aggregate principal amount of all RC Loans and the amount of all Letter of Credit Participations outstanding on such date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and the amount to which such Bank's RC Commitment is to be reduced.

                  (b) Mandatory Reductions of RC Commitments.

                  (i) The aggregate amount of RC Commitments shall be automatically and permanently reduced by (A) $75,000,000 (subject to reduction as provided in Section 1.08(c)) on September 30, 2003, and
         (B) $25,000,000 (subject to reduction as provided in Section 1.08(c)) on the last day of each calendar quarter, commencing December 31, 2003.

                  (ii) (A) In the event that the Borrower or any Restricted Subsidiary shall receive Net Proceeds from the sale or disposition of any assets (including any loss or damage to, or condemnation of, such assets), the aggregate RC Commitments shall be automatically and permanently reduced (x) on the fifth day following the end of the Reinvestment Contract Period with respect to such sale or disposition, in an amount equal to the Net Proceeds of such sale or disposition less the Reinvested Amount with respect thereto and (y) on the fifth day following the end of the Reinvestment Period with respect to such sale or disposition, in an amount equal to the portion, if any, of such Reinvested Amount that would have been paid pursuant to Reinvestment Contracts that shall have terminated, or with respect to which the closing of the transaction provided for therein shall not have occurred, within such Reinvestment Period.

                  (B) Notwithstanding anything to the contrary contained herein, so long as no Default shall have occurred and be continuing, the Borrower shall be entitled, in connection with any such reinvestment, to structure the applicable disposition and reinvestment as an exchange of like-kind property to the maximum extent possible under Section 1031 of the Code as hereinafter provided (each such reinvestment, a "Like-Kind Exchange"). If the Borrower desires to effect a Like-Kind Exchange, at or prior to the closing of any transfer or other disposition of such assets, the Borrower shall establish a "qualified escrow account" within the meaning of Treasury Regulation Section 1.1031(k)-1(g)(3) or use such other safe harbor described in Treasury Regulation Section 1.1031(k)-1(g) as is reasonably acceptable to the Administrative Agent, which account shall be governed by an escrow agreement complying with the requirements of Treasury Regulation Sections 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6). The terms of the escrow agreement governing the "qualified escrow account" shall, among other things, provide that immediately upon the occurrence of any event set forth in Treasury Regulation Section 1.1031(k)-1(g)(6)(ii) or
         (iii), the Net Proceeds from the transfer or other disposition of such assets shall be released to the Borrower, for application as provided in Section 1.08(b)(ii)(A) hereof.

                  (iii) In the event that the Borrower or any Restricted Subsidiary shall issue or otherwise incur Indebtedness (other than the (A) Indebtedness under the Loan Documents, (B) Existing Debt, (C) Intercompany Debt, (D) Indebtedness of Denver evidenced by the Master Intercompany Note, (E) Indebtedness of Denver, any of its Subsidiaries or the California Partnership incurred from and owed to the Borrower or any Restricted Subsidiary or (F) any increase of the aggregate principal amount of the 1999 Subordinated Notes up to $300,000,000), the net proceeds of which, together with the aggregate net proceeds of all other such issuances and incurrences after the Restated Agreement Date, are in excess of $100,000,000 ("Excess Net Proceeds"), the aggregate RC Commitments shall be automatically and permanently reduced on the fifth day following the day on which the Borrower shall have received such net proceeds in an amount equal to the portion of such net proceeds constituting Excess Net Proceeds.

                  (c) Application to Scheduled Reductions.

                  (i) Each reduction of the RC Commitments pursuant to Section 1.08(a) shall be applied to the remaining reductions thereof scheduled to be made pursuant to Section 1.08(b)(i) in the inverse order in which they are scheduled to occur.

                  (ii) Each reduction of the RC Commitments pursuant to Section 1.08(b)(ii) or 1.08(b)(iii) shall be applied to the remaining reductions thereof scheduled to be made pursuant to Section 1.08(b)(i) (as such amounts may have been previously reduced by the operation of this Section 1.08(c)) pro rata in accordance with the relative amounts thereof.

         Section 1.09 Fees.

                  (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee on the daily unused aggregate amount of such Bank's RC Commitment for each day from the Restated Agreement Date through the RC Maturity Date, at a rate per annum of (i) so long as the ratio of Consolidated Debt to Operating Cash Flow is equal to or greater than 5.50 to 1.00, 0.500%, (ii) so long as the ratio of Consolidated Debt to Operating Cash Flow is equal to or greater than 4.00 to 1.00, but less than 5.50 to 1.00, 0.375% and (iii) at all other times, 0.250%, payable quarterly in arrears on successive Interest Payment Dates, on the RC Maturity Date and on the date of any reduction of the RC Commitment (to the extent accrued and unpaid on the amount of such reduction). For this purpose, Swing Loans shall not constitute a utilization of any Bank's RC Commitment.

                  (b) Letter of Credit Fees.

                  (i) The Borrower shall pay to the Administrative Agent for the account of each Participating Bank a letter of credit fee on the daily aggregate amount of the Contingent Reimbursement Obligations under each Letter of Credit at a rate per annum equal to the Eurodollar Rate Margin in effect at such time. Such fees shall be payable in arrears on successive Interest Payment Dates and on the date of expiration or termination of each Letter of Credit.

                  (ii) The Borrower shall pay to the Agent for the account of the Issuing Bank a letter of credit issuance fee on the daily aggregate face amount of all Letters of Credit issued hereunder at a rate per annum of 0.125%. Such fees shall be payable in arrears on successive Interest Payment Dates and on the date of expiration or termination of each Letter of Credit; provided, that no such quarterly payment shall in any event be less than $125.00.

         Section 1.10 Computation of Interest and Fees.

         Interest and the commitment and letter of credit fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest, commitment fees and letter of credit fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

         Section 1.11 Evidence of Indebtedness.

         Each Bank's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Banks and a single Note payable to the order of such Bank. The Swing Loans and the Borrower's obligation to repay the Swing Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Swing Loan Lender, and a single Swing Loan Note payable to the order of the Swing Loan Lender. Each Bank's Letter of Credit Participations shall be evidenced by this Agreement, the records of such Bank and the Letters of Credit. The records of each Bank and the Swing Loan Lender shall be prima facie evidence of such Bank's Loans and Letter of Credit Participations, of the Swing Loan

Lender's Swing Loans and, in each case, of accrued interest thereon and of all payments made in respect thereof.

         Section 1.12 Payments by the Borrower.

                  (a) Time, Place and Manner. All payments due to the Administrative Agent, the Swing Loan Lender or the Issuing Bank under the Loan Documents shall be made to the Administrative Agent at the Administrative Agent's Office or to such other Person or at such other address as the Administrative Agent, the Swing Loan Lender or the Issuing Bank, respectively, may designate by notice to the Borrower. All payments due to any Bank under the Loan Documents shall, in the case of payments on account of principal of or interest on the Loans or fees, be made to the Administrative Agent at the Administrative Agent's Office and, in the case of all other payments, be made directly to such Bank at its Domestic Lending Office or at such other address as such Bank may designate by notice to the Borrower. All payments due to any Bank under the Loan Documents, whether made to the Administrative Agent or directly to such Bank, shall be made for the account of, in the case of payments in respect of Eurodollar Rate Loans, such Bank's Eurodollar Lending Office and, in the case of all other payments, such Bank's Domestic Lending Office. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person at such place, no later than 12:00 noon (New York time) on such day.

                  (b) No Reductions. All payments due to the Administrative Agent, the Issuing Bank, the Swing Loan Lender or any Bank under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax except for any Tax required to be withheld or deducted in accordance with Section 1.14.

                  (c) Authorization to Charge Accounts. The Borrower hereby authorizes the Administrative Agent, the Issuing Bank, the Swing Loan Lender and each Bank, if and to the extent any amount payable by the Borrower under the Loan Documents (whether payable to such Person or to any other Person that is the Administrative Agent, the Issuing Bank, the Swing Loan Lender or a Bank) is not otherwise paid when due, to charge such amount against any or all of the accounts of such Borrower or any Wholly Owned Subsidiary that is a Restricted Subsidiary with the Administrative Agent, the Issuing Bank, the Swing Loan Lender or any such Bank or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

                  (d) Extension of Payment Dates. Whenever any payment to the Administrative Agent, the Issuing Bank, the Swing Loan Lender or any Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, or, in the case of payments of the principal of Eurodollar Rate Loans, a Eurodollar Business Day, such payment shall instead be due on the next succeeding Business or Eurodollar Business Day, as the case may be, unless, in the case of a payment of the principal of Eurodollar Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be the next preceding Eurodollar Business Day. If the date any payment under the Loan Documents is due is extended (whether by operation of any Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

         Section 1.13 Distribution of Payments by the Administrative Agent.

                  (a) The Administrative Agent shall promptly distribute to the Issuing Bank, the Swing Loan Lender and each Bank its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of the Issuing Bank, the Swing Loan Lender and the Banks by credit to an account of the Issuing Bank, the Swing Loan Lender or such Bank at the Administrative Agent's Office or by wire transfer to an account of the Issuing Bank, the Swing Loan Lender or such Bank at an office of any other commercial bank located in the United States.

                  (b) Unless the Administrative Agent shall have received notice from the applicable Loan Party prior to the date on which any payment is due to the Banks under the Loan Documents that such Loan Party will not make such payment in full, the Administrative Agent may assume that such Loan Party has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to the Issuing Bank, the Swing Loan Lender and each Bank on such due date a corresponding amount with respect to the amount then due the Issuing Bank, the Swing Loan Lender and such Bank. If and to the extent such Loan Party shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have so distributed to the Issuing Bank, the Swing Loan Lender or any Bank a corresponding amount, the Issuing Bank, the Swing Loan Lender or such Bank shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to the Issuing Bank, the Swing Loan Lender or such Bank until the date the Issuing Bank, the Swing Loan Lender or such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

         Section 1.14 Taxes on Payments.

                  (a) Taxes Payable by the Borrower. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to any Bank or any Administrative Agent appointed in accordance with Section 8.08 that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) hereunder, the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) except in the case of any Bank Tax, shall pay to such Bank or Administrative Agent such additional amounts as may be necessary so that the net amount received by such Bank or Administrative Agent with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to any such Bank or Administrative Agent hereunder, the Borrower shall furnish to such Bank or Administrative Agent the original or a certified copy of a receipt for such Tax from the applicable taxing authority within 30 days after the date of such payment (or, if such receipt shall not have been made available by such taxing authority within such time, the Borrower shall use reasonable efforts to promptly obtain and furnish such receipt). If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any such Bank or Administrative Agent the required receipts, the Borrower shall indemnify such Bank or Administrative Agent for any Taxes, interest, penalties or additions to Tax that may become payable by such Bank or Administrative Agent as a result of any such failure.

                  (b) Taxes Payable by any Bank or Administrative Agent. The Borrower shall, promptly upon request by any Bank or Administrative Agent that is not a United States person, pay to any such Bank or Administrative Agent an amount equal to (i) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to Section 1.14(a)) payable by such Bank or Administrative Agent with respect to any payment due to such Bank or Administrative Agent hereunder and (ii) all Taxes (other than Bank Taxes) payable by such Bank or Administrative Agent as a result of payments made by the Borrower (whether made to a taxing authority or to such Bank or Administrative Agent) pursuant to
Section 1.14(a) or this Section 1.14(b).

                  (c) Exemption from U.S. Withholding Taxes.

                  (i) On or before the fifth day prior to the first Interest Payment Date occurring after the Restated Agreement Date (or, in the case of a Person that became a Bank by assignment, promptly upon such assignment), and from time to time thereafter as reasonably requested in writing by the Borrower or the Administrative Agent, each Bank that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall provide to the Borrower and the Administrative Agent either:

                        (A) Two original Internal Revenue Service Forms W-8BEN, W-8IMY or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed, certifying that such Bank is completely exempt from or entitled to a zero rate of United States withholding tax on all amounts to be received by such Bank pursuant to this Agreement and the Loans; or

                        (B) Two original certificates, duly executed, certifying that such Bank is not (a) a "bank" (as defined in Section 881(c)(3)(A) of the Code) (b) a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the
Code) of the Borrower, or (c) a controlled foreign corporation related to the Borrower (within the meaning Section 864(d)(4) of the Code); and two original Internal Revenue Service Forms W-8BEN or Form W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed, certifying that such Bank meets the requirements of
Section 871(h)(2)(B)(ii) and Section 871(h)(5) of the Code and the regulations promulgated thereunder.

                  (ii) If any Bank determines that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Bank shall promptly notify the Borrower and the Administrative Agent of such fact.

                  (iii) Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amount in respect of United States withholding taxes pursuant to Section 1.14(a) or Section 7.02 to any Bank that (A) is not, on the Restated Agreement Date (or, in the case of a Person that became a Bank by assignment, on the date of such assignment), either (x) entitled to submit Form W-8BEN of the United States Internal Revenue Service entitling such Bank to a complete exemption from withholding on all amounts to be received by such Bank pursuant to this Agreement and the Loans or Form W-8ECI of the United States Internal Revenue Service relating to all amounts to be received by such Bank pursuant to this Agreement and the Loans and Form W-9 of the United States Internal Revenue Service or (y) a United States person, (B) is no longer entitled, or in the case of a Bank that is no longer a United States person, is not entitled, to submit either such form (or any successor form as shall be adopted from time to time by the relevant United States taxing authorities) as a result of any change in circumstances or other event other than a Regulatory Change or (C) with respect to any affected interest payments, fails to fulfill its requirements set forth in Section 1.14(c)(i). If, as a result of a Regulatory Change, a Bank is no longer entitled to submit Form W-8BEN, Form W-8ECI, or Form W-9 of the United States Internal Revenue service (or any successor form), such Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce or eliminate payments under this Section 1.14, provided that such designation would not, in the sole and absolute discretion of such Bank, be disadvantageous to such Bank in any manner or contrary to such Bank's policies. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  (d) Notification and Contest. If a taxing authority imposes or seeks to impose upon the Administrative Agent or any Bank any Taxes with respect to which the Borrower would be required to make a payment under this Section 1.14, the Administrative Agent or such Bank shall promptly notify the Borrower of such imposition.

                  (e) Credits and Deductions. If the Administrative Agent or a Bank receives a refund or otherwise realizes a reduction of, or credit against, its Tax liabilities in any taxable year in connection with a Tax indemnified by the Borrower under this Section 1.14, it shall pay to the Borrower an amount equal to the net after-tax value to the Administrative Agent or such Bank, in its sole opinion, of such part of such refund or other reduction as it considers to be allocable to such payment by the Borrower, having regard to all of the Administrative Agent's or such Bank's dealings giving rise to similar refunds or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that if the Administrative Agent or any Bank has made a payment to the Borrower pursuant to this Section 1.14(e) and the applicable refund or other reduction in Tax is subsequently disallowed, the Borrower shall, promptly upon request by the Administrative Agent or such Bank, refund to the Administrative Agent or such Bank that portion of such payment determined by the Administrative Agent or such Bank, in its sole opinion, relating to such disallowance; and provided, further that (i) the Administrative Agent or such Bank, as the case may be, shall not be obligated to disclose to the

Borrower any information regarding its Tax affairs or computations and (ii) nothing in this Section 1.14(e) shall interfere with the right of the Administrative Agent or any Bank to arrange its Tax affairs as it deems appropriate.

         Section 1.15 Pro Rata Treatment.

         Except to the extent otherwise provided herein, (a) Loans (other than Swing Loans) shall be made by the Banks pro rata in accordance with their respective Commitments, (b) Loans of the Banks shall be converted and continued pro rata in accordance with their respective amounts of Loans of the Type and, in the case of Eurodollar Rate Loans, having the Interest Period being so converted or continued, (c) each reduction in the RC Commitments shall be made pro rata in accordance with the respective amounts thereof and (d) each payment of the principal of or interest on the Loans, reimbursement of Drawings under Letters of Credit or of commitment or letter of credit fees shall be made for the account of the Banks and, if applicable, the Issuing Bank or the Swing Loan Lender pro rata in accordance with their respective amounts thereof then due and payable.

                                   ARTICLE II.

                          CONDITIONS TO EFFECTIVENESS;
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

         Section 2.01 Conditions to Effectiveness.

         This Agreement, as amended and restated as of the Restated Agreement Date, and the rights and obligations of the parties hereunder, shall become effective upon the determination by each Bank, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

                  (a) the Administrative Agent shall have received each of the following, in form and substance and, in the case of the materials referred to in clauses (i), (ii), (iv), and (vi) certified in a manner satisfactory to the Administrative Agent:

                  (i) a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Restated Agreement Date, substantially in the form of Schedule 2.01(a)(i), to which shall be attached copies of the resolutions and, if not previously delivered pursuant to this Agreement, by-laws referred to in such certificate;

                  (ii) if not previously delivered pursuant to this Agreement, a copy of the certificate of incorporation of each Loan Party, certified, as of a recent date, by the Secretary of State or other appropriate official of such Person's jurisdiction of incorporation;

                  (iii) an opinion of counsel for each Loan Party, dated the Restated Agreement Date, in the form of Schedule 2.01(a)(iii), with such changes as the Administrative Agent shall approve;

                  (iv) a copy of each Governmental Approval and other consent or approval listed on Schedule 3.03;

                  (v) a duly executed Note for each Bank, if any, that was not a party hereto immediately prior to the Restated Agreement Date; and

                  (vi) a copy of each of the Denver JOA Documents and the Salt Lake Acquisition Documents.

                  (b) the Administrative Agent shall have received evidence reasonably satisfactory to it that the transactions contemplated by the Salt Lake Acquisition Documents to occur on or prior to the Restated Agreement Date shall have occurred in accordance with the terms of the Salt Lake Acquisition Documents; and

                  (c) all fees payable on or prior to the Restated Agreement Date pursuant to Section 1.09, all fees accrued and unpaid prior to the Restated Agreement Date pursuant to Section 1.09 of this Agreement as in effect prior to amendment and restatement hereof as of the Restated Agreement Date, and all amounts payable pursuant to Section 9.02 for which invoices have been delivered to the Borrower on or prior to the Restated Agreement Date, shall have been paid in full or arrangements satisfactory to the Administrative Agent shall have been made to cause them to be paid in full on the Restated Agreement Date.

         Section 2.02 Conditions to Each Loan and Letter of Credit.

         The obligation of each Bank to make each Loan requested to be made by it, and the obligation of the Issuing Bank to issue each Letter of Credit requested to be issued by it (including any request to extend the expiry date of any Letter of Credit to the date beyond the first anniversary of the original issuance thereof or any automatic renewal thereof), is subject to the fulfillment of each of the following conditions:

                  (a) the Administrative Agent, or in the case of a Swing Loan, the Swing Loan Lender, shall have received a notice of borrowing with respect to such Loan complying with the requirements of Section 1.02 or, in the case of a Swing Loan, a notice of borrowing complying with the requirements of Section 1.01(c)(i) or, a notice of issuance with respect to such Letter of Credit complying with the requirements of Section 1.03;

                  (b) each Loan Document Representation and Warranty shall be true and correct at and as of the time such Loan is to be made or such Letter of Credit is to be issued, both with and without giving effect to such Loan or Letter of Credit and all other Loans or Letters of Credit to be made or issued at such time and to the application of the proceeds thereof;

                  (c) no Default shall have occurred and be continuing at the time such Loan is to be made or such Letter of Credit is to be issued or would result from the making of such Loan or the issuance of such Letter of Credit and all other Loans and Letters of Credit to be made or issued at such time or from the application of the proceeds thereof;

                  (d) in the case of any such Loan, such Loan will not contravene any Applicable Law applicable to such Bank, including Regulation U; and

                  (e) in the case of any such Letter of Credit, the Issuing Bank shall have received such other instruments and agreements related thereto as the Issuing Bank shall have requested.

         Except to the extent that the Borrower shall have disclosed in the notice of borrowing or notice of issuance, or in a subsequent notice given to the Banks or the Issuing Bank, as the case may be, prior to 5:00 p.m. (New York time) on the Business Day before the requested date for the making of the requested Loans or the issuance of the requested Letter of Credit, that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of such Loans or the issuance of such Letter of Credit, the Borrower shall be deemed to have made a Representation and Warranty as of the time of the making of such Loans that the conditions specified in such clauses have been fulfilled as of such time. No such disclosure by the Borrower that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of the requested Loans shall affect the right of each Bank or the Issuing Bank, as the case may be, to not make the Loans requested to be made by it or to not issue the Letter of Credit requested to be issued by it if, in such Bank's or the Issuing Bank's determination, such condition has not been fulfilled at such time.

                                  ARTICLE III.

                     CERTAIN REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, each Bank, the Swing Loan Lender and the Issuing Bank to make each Loan requested to be made by it or issue each Letter of Credit, the Borrower represents and warrants as follows:

         Section 3.01 Organization; Power; Qualification.

         The Borrower and each Restricted Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on (a) the Borrower and the Restricted Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral.

         Section 3.02 Subsidiaries.

         Schedule 3.02 sets forth, as of the Restated Agreement Date, all of the Subsidiaries, their jurisdictions of incorporation or formation (as applicable) and the percentages of the various classes of their Capital Securities owned by the Borrower or another Restricted Subsidiary. As of the Restated Agreement Date, all such Subsidiaries are Restricted Subsidiaries. The Borrower or another Restricted Subsidiary, as the case may be, has the unrestricted right to vote (except as may be provided in the Pledge Agreements and the Denver Acquisition Documents), and (subject to limitations imposed by Applicable Law and except as provided in the Denver

Acquisition Documents) to receive dividends and distributions on, all Capital Securities indicated on Schedule 3.02 as owned by the Borrower or such Restricted Subsidiary. All such Capital Securities have been duly authorized and issued and are fully paid and nonassessable.

         Section 3.03 Authorization; Enforceability; Required Consents; Absence of Conflicts.

         The Borrower and each Restricted Subsidiary has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with their respective terms the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder in the unused amount of the Commitments. This Agreement has been, and each of the other Loan Documents to which the Borrower or any Restricted Subsidiary is a party when delivered to the Administrative Agent will have been, duly executed and delivered by the Borrower and each Restricted Subsidiary that is a party thereto and is, or when so delivered will be, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance in accordance with their respective terms by the Borrower and the Restricted Subsidiaries of the Loan Documents to which they are parties, and each borrowing hereunder, whether or not in the amount of the unused Commitments, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of the stockholders of the Borrower or any Restricted Subsidiary, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such Governmental Approval or other consent or approval required under any Applicable Law or Contract as in effect on the Restated Agreement Date, are listed on Schedule 3.03, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Security Interest) upon any assets of the Borrower or any Restricted Subsidiary under, (i) any Contract to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound or (ii) any Applicable Law.

         Section 3.04 Taxes.

         The Borrower and each Restricted Subsidiary have (a) filed all material Tax returns required to have been filed by it under Applicable Law, (b) paid all Taxes that are due and payable by it or have been assessed against it except for Taxes the failure to have paid which does not contravene Section 4.01 and such Taxes as are being contested in good faith by appropriate proceedings and (c) to the extent required by generally accepted accounting principles, reserved against all Taxes that are payable by it but are not yet due or that are due and payable by it or have been assessed against it but have not yet been paid. Other than Permitted Tax Sharing Agreements, there are in effect no tax sharing, tax allocation or similar agreements to which the Borrower or any of its Restricted Subsidiaries is a signatory providing for the manner in which tax payments owing by members of the affiliated group of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code) (whether in respect of Federal or state income or other taxes) are allocated among the members of such group.

         Section 3.05 Litigation.

         Except as set forth on Schedule 3.05, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Borrower and its Restricted Subsidiaries, is there any basis therefor) against or in any other way relating to or affecting (a) the Borrower or any Restricted Subsidiary or any of their respective businesses or properties, (b) any Loan Document or (c) the Collateral, that, if adversely determined, would, singly or in the aggregate, have a Materially Adverse Effect on (x) the Borrower and the Restricted Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral.

         Section 3.06 Burdensome Provisions.

         Neither the Borrower nor any Restricted Subsidiary is a party to or bound by any Contract or Applicable Law, compliance with which would be reasonably likely to have a Materially Adverse Effect on (a) the Borrower and the Restricted Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral.

         Section 3.07 No Adverse Change or Event.

         Since June 30, 2000, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any Restricted Subsidiary has occurred, and no event has occurred or failed to occur, that has had or would be reasonably likely to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on (a) the Borrower and the Restricted Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral. Such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default shall have occurred and be continuing.

         Section 3.08 Additional Adverse Facts.

         Except for facts and circumstances disclosed on Schedule 3.05 or
Schedule 3.08 or in the notes to the financial statements referred to in Section 5.02(a), no fact or circumstance is known to the Borrower and its Restricted Subsidiaries, as of the Restated Agreement Date, that, either alone or in conjunction with all other such facts and circumstances, has had or would be reasonably likely to have (so far as the Borrower and its Restricted Subsidiaries can foresee) a Materially Adverse Effect on (a) the Borrower and the Restricted Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral. If a fact or circumstance disclosed on such Schedules or in such notes should in the future have a Materially Adverse Effect on (x) the Borrower and the Restricted Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral, such Materially Adverse Effect shall be a change or event subject to Section 3.07 notwithstanding such disclosure.

         Section 3.09 Investment Company Act.

         Neither the Borrower nor any Restricted Subsidiary is an "investment company" or a Person "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         Section 3.10 Substance Release and Disposal.

         Except as disclosed on Schedule 3.10, to the best of the Borrower's knowledge, (a) there have been no releases or disposals of hazardous wastes, environmental contaminants or other substances in quantities or locations that, singly or in the aggregate, would be reasonably likely to result in the incurrence by the Borrower or any of its Restricted Subsidiaries of remedial obligations under Applicable Law that would be reasonably likely to have a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries taken as a whole, and (b) neither the Borrower nor any of its Restricted Subsidiaries has received any notice or order advising it that it has or may have any remedial obligation with respect to any such releases or disposals or that it is or may be responsible for the costs of any remedial action taken or to be taken by any other Persons with respect to any such releases or disposals, which obligation or cost, if fully payable, would, singly or in the aggregate, be reasonably likely to have a Materially Adverse Effect on the Borrower and its Restricted Subsidiaries taken as a whole.

         Section 3.11 Senior Obligations.

         The obligations of the Borrower under the Loan Documents constitute "Senior Debt" and "Designated Senior Debt" (and are hereby designated as such), within the meaning and pursuant to the terms of the 1997 Indenture and the 1999 Indenture.

                                  ARTICLE IV.

                                CERTAIN COVENANTS

         From the Restated Agreement Date and until the Repayment Date,

A. The Borrower shall and shall cause each Restricted Subsidiary to:

         Section 4.01

                  (a) Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability.

                  (i) Except as permitted by Section 4.09, (i) preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (ii) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (iii) engage only in businesses in substantially the same fields as the businesses conducted on the Restated Agreement Date, or in other businesses directly related thereto, (iv) comply with Applicable Law, (v) pay or discharge when due all Taxes and all Liabilities that might become a Lien on any of its properties and (vi) take all action and obtain all consents and Governmental Approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 4.01 (other than clause (i), in so far as it requires any Loan Party to preserve its corporate existence, (iii) and (vi)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 4.01, will not have a Materially Adverse Effect on (A) the Borrower and the Consolidated Subsidiaries taken as a whole, (B) any Loan Document or (C) the Collateral.

                  (b) Subsidiary Matters.

                  (i) Ensure that no payment is made or required to be made by the Borrower or a Restricted Subsidiary to a creditor of an Unrestricted Subsidiary in respect of any Indebtedness or other Liability of such Unrestricted Subsidiary, and ensure that no action is taken by it, and that its affairs are not conducted in a manner, which is reasonably likely to result in the corporate existence of any Unrestricted Subsidiary that is a direct Subsidiary of the Borrower or any Restricted Subsidiary being ignored in a material respect, or in the assets or Liabilities of the Borrower or any Restricted Subsidiary being substantively consolidated with those of any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

                  (ii) If an Unrestricted Subsidiary will file a consolidated tax return with the Borrower, deliver to the Administrative Agent, on or prior to the date on which such Unrestricted Subsidiary shall have been designated as an Unrestricted Subsidiary pursuant to the definition of "Restricted Subsidiary" herein, and maintain in full force and effect a tax sharing agreement, in form and substance reasonably satisfactory to the Administrative Agent and duly executed by such Unrestricted Subsidiary and the Borrower.

         Section 4.02 Insurance.

         Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Required Banks.

B.       The Borrower shall:

         Section 4.03 Additional Subsidiaries.

         On or prior to the date it forms, and within five Business Days following the date it acquires, any new Restricted Subsidiary, deliver to the Administrative Agent (i) certificates representing all of the issued and outstanding shares of capital stock of such new Subsidiary held by the Borrower and its Subsidiaries, together with appropriate stock powers, duly endorsed in blank, (ii) unless otherwise agreed by the Required Banks, a Subsidiary Guaranty Supplement in the form of Exhibit B, duly executed by such new Subsidiary, provided that the foregoing shall not apply to any of Denver's Subsidiaries or the California Partnership until such time as it becomes a Wholly Owned Subsidiary of the Borrower, (iii) unless otherwise agreed by the Required Banks, a Pledge Agreement in the form of Exhibit C, duly executed by such new Subsidiary, provided that the foregoing shall not apply to any of Denver, Denver's Subsidiaries or Los Angeles Daily News until such time as it may do so without violating any Contract to which it is a party or by which it is bound as in effect on the Restated Agreement Date, and (iv) such certificates, resolutions, legal opinions, copies of filings and notices, and other materials, relating to such new Subsidiary, the documents referred to above and the actions required thereunder, as the Administrative Agent may reasonably request.

         Section 4.04 Use of Proceeds.

                  (a) Use the proceeds of the Loans (i) to fund the purchase price of the Salt Lake Acquisition and other acquisitions not prohibited hereby,
(ii) to fund working capital requirements, (iii) to pay transaction costs in connection herewith and in connection with the Salt Lake Acquisition and (iv) for other general corporate purposes and (b) use the Letters of Credit only for the purpose specified in Section 1.03(c). None of the proceeds of any of the Loans and none of the Letters of Credit shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by any Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to such Bank.

C. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

         Section 4.05 Indebtedness.

         Create, incur, assume or suffer to exist any Indebtedness, except that this Section 4.05 shall not apply to (a) Indebtedness under the Loan Documents,
(b) the Greenco Subordinated Debt (so long as any Guaranty by the Borrower or any Restricted Subsidiary of any such Indebtedness of Newco shall be subordinated on terms and conditions substantially equivalent to the terms and conditions (including subordination provisions, covenants, events of default, remedies and other relevant provisions) of the Greenco Note and the Greenco Note Purchase Agreement, as determined by the Administrative Agent), the 1997 Subordinated Notes and the 1999 Subordinated Notes, (c) Existing Debt, (d) Intercompany Debt, (e) other Indebtedness in an outstanding aggregate amount not in excess of $33,000,000 consisting of obligations as lessee under capital leases, (f) other Indebtedness in an outstanding aggregate amount not in excess of $50,000,000 at any time and (g) other unsecured Indebtedness of the Borrower so long as (x) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness, or would result from the incurrence thereof, (y) the ratio of Consolidated Debt to Operating Cash Flow shall be equal to or less than 5.00:1 after giving effect to such incurrence and (z) the material terms of such Indebtedness (1) are no more restrictive or onerous on the Borrower and its Restricted Subsidiaries, or confer greater rights on the holders thereof, than the terms of the Loan Documents and the rights of the Administrative Agent and the Banks thereunder and (2) do not (absent the right to accelerate the maturity thereof upon the occurrence of an event of default in connection therewith) require the repayment or prepayment of any portion of such Indebtedness prior to the date that is six months after the Term Loan Maturity Date.

         Section 4.06 Guaranties.

         Be obligated, at any time, in respect of any Guaranty, except that this
Section 4.06 shall not apply to (a) Existing Guaranties, (b) Permitted Guaranties and (c) guaranties which are permitted Indebtedness under Section 4.05.

         Section 4.07 Liens.

         Permit to exist, at any time, any Lien upon any of its properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 4.07 shall not apply to Permitted Liens; provided, however, that if, notwithstanding this Section 4.07, any Lien to which this Section is applicable shall be created or arise, the Liabilities of the Loan Parties under the Loan Documents shall, to the extent such Lien attaches to any asset that does not constitute Collateral or to any asset with respect to which such Lien would be prior to the Security Interest, automatically be secured by such Lien equally and ratably with the other Liabilities secured thereby, and the holder of such other Liabilities, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Banks, on that basis, the proceeds of such Lien, whether or not the Banks' security interest shall be perfected; provided further, however, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a default by the Borrower in the performance or observance of this Section 4.07.

         Section 4.08 Restricted Payments.

         Make or declare or otherwise become obligated to make any Restricted Payment, except that this Section 4.08 shall not apply to any Restricted Payment
(a) made by the Borrower or any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (other than, so long as any such Person is not a Wholly Owned Subsidiary, to the California Partnership, Denver or any of Denver's Subsidiaries, if the aggregate amount of Restricted Payments made to such Persons, together with the aggregate amount of Investments made after the Restated Agreement Date in the California Partnership and Denver and its Subsidiaries by the Borrower and the Restricted Subsidiaries would, without duplication, exceed $50,000,000), (b) made by any Restricted Subsidiary to the holders of any class of its Capital Securities, pro rata in accordance with their respective interests in such class of Capital Securities, (c) consisting of payments under Permitted Tax Sharing Agreements, (d) consisting of regularly scheduled payments of interest on the Greenco Note, but only to the extent required in accordance with the terms thereof to be made in cash, and (e) so long as no Default shall have occurred and be continuing or would result therefrom, made by the Borrower in an aggregate amount not in excess of the sum of (i) $25,000,000 during the period from the Restated Agreement Date to the Repayment Date, (ii) an additional $5,000,000 during any fiscal year of the Borrower, commencing with the fiscal year ending June 30, 2000 and (iii) an additional amount in any fiscal year of the Borrower equal to 50% of Excess Cash Flow for the immediately preceding fiscal year commencing with the fiscal year ending June 30, 2000, so long as the ratio of Consolidated Debt to Operating Cash Flow is less than 4.50 to 1.00 before and after giving effect thereto, with any portion of such amounts described in clauses (ii) and (iii) not paid in such fiscal year being permitted to be carried forward and paid in any subsequent fiscal year; provided, however, that the amount of Restricted Payments permitted to be made pursuant to this Section 4.08(e) shall be reduced by the amount of Investments made pursuant to Section 4.11(h).

         Section 4.09 Merger or Consolidation, Acquisitions.

         Merge or consolidate with any Person, or acquire any assets or business from or Capital Securities of any Person (other than an acquisition of Capital Securities of a Restricted Subsidiary, as long as such acquisition of Capital Securities is permitted under Section 4.11(d)), except that, if both before and after giving effect thereto no Default exits or would exist, this Section 4.09 shall not apply to (a) any acquisition of assets in the ordinary course of business, (b) any merger or consolidation of the Borrower with any one or more Persons; provided, that the Borrower shall be the continuing Person, (c) any merger or consolidation of any Restricted Subsidiary with any one or more other Restricted Subsidiaries (except that the California Partnership, Denver and Denver's Subsidiaries (so long as any such Person is not a Wholly Owned Subsidiary) shall merge only into a Restricted Subsidiary that is a Guarantor and a Wholly Owned Subsidiary and that shall have executed and delivered a Pledge Agreement, and such Restricted Subsidiary shall be the continuing Person, provided that Denver and Denver's Subsidiaries may merge amongst themselves),
(d) the acquisition of K-T on the terms set forth in the Salt Lake Acquisition Agreement and the consummation of the transactions contemplated by the Denver JOA Documents to occur on the Denver Effective Date and pursuant to Section 3.5 of the Denver Contribution Agreement, on the terms set forth in the Denver JOA Documents and (e) any acquisition (whether by purchase or exchange, and whether constituting a purchase of assets or stock) of newspaper publishing properties and directly related businesses so long as, in the event that the aggregate purchase price with respect to such acquisition is greater than $5,000,000, the Borrower shall have provided to the Banks a certificate of the president or chief financial officer of the Borrower stating that (i) each Loan Document Representation and Warranty is true and correct in all material respects both immediately before and after giving effect to such acquisition and (ii) no Default shall have occurred and be continuing both immediately before and after giving effect to such acquisition, and no Default shall have occurred and be continuing, including under Sections 4.20 through 4.24, after giving pro forma effect to such acquisition and any related incurrence of Indebtedness by the Borrower or any Restricted Subsidiary.

         Section 4.10 Disposition of Assets.

         Sell, lease, license, transfer or otherwise dispose of any asset (which shall include, but not be limited to, for the purposes of this Agreement, any Capital Securities or other ownership interests) or any interest therein, except that this Section 4.10 shall not apply to (a) any disposition of any asset or any interest therein in the ordinary course of business, (b) any disposition of any obsolete or retired property not used or useful in its business, (c) any disposition of any asset or any interest therein to the Borrower or a Restricted Subsidiary that is a Guarantor, (d) any transaction to which any of the other provisions of this Agreement (other than Section 4.14) is by its express terms inapplicable, and (e) any other disposition, so long as no Default shall have occurred and be continuing immediately prior or after giving effect to such disposition and

                  (i) such disposition is a sale to any Person for cash in an amount not less than the fair market value of the assets sold net of the liabilities assumed, as determined in the good faith judgment of the Board of Directors of the Borrower or the applicable Restricted Subsidiary, and (A) the Cash Flow Percentage attributable to such assets

         (including the portion of assets exchanged, as provided in clause (ii) below, to which the cash component, if any, of any such exchange is attributable), together with the Cash Flow Percentage of all other assets sold by the Borrower and its Restricted Subsidiaries pursuant to this clause (i), or exchanged by the Borrower and its Restricted Subsidiaries pursuant to clause (ii) below, within the prior four fiscal quarters of the Borrower, does not exceed 15% and (B) the Cash Flow Percentage attributable to such assets, together with the Cash Flow Percentage (determined, with respect to prior sales at the time of each such sale) of all assets sold by the Borrower and its Restricted Subsidiaries pursuant to this clause (i), and exchanged by the Borrower and its Restricted Subsidiaries pursuant to clause (ii) below, since the Restated Agreement Date does not exceed 30%, and (C) the Borrower shall have furnished to the Banks, not later than the fifth Business Day preceding the date of any such disposition wherein the sale price or the fair market value of the assets of the applicable Restricted Subsidiary is greater than $5,000,000, a certificate of the president or chief financial officer of the Borrower stating that (1) each Loan Document Representation and Warranty is true and correct in all material respects both immediately before and after giving effect to such disposition, and (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such disposition, and no Default shall have occurred and be continuing, including under Sections 4.20 through 4.24, after giving pro forma effect to such disposition, or

                  (ii) such disposition is an exchange, with any Person, of assets exchanged by the Borrower or applicable Restricted Subsidiary comprising one or more newspaper publishing properties or the stock of a Person owning such property or properties for assets comprising one or more other newspaper publishing properties of a similar nature and of equal or greater value, as determined in the good faith judgment of the Board of Directors of the Borrower or the applicable Restricted Subsidiary, and (A) the Cash Flow Percentage attributable to such assets exchanged by the Borrower or applicable Restricted Subsidiary, together with the Cash Flow Percentage attributable to all other assets exchanged by the Borrower and its Restricted Subsidiaries pursuant to this clause (ii), or sold by the Borrower and its Restricted Subsidiaries pursuant to clause (i) above, within the prior four fiscal quarters of the Borrower, does not exceed 15%, (B) the Cash Flow Percentage attributable to such assets, together with the Cash Flow Percentage (determined, with respect to prior exchanges, at the time of each such exchange) attributable to all other assets exchanged by the Borrower and its Restricted Subsidiaries pursuant to this clause (ii), and exchanged by the Borrower and its Subsidiaries pursuant to clause
         (i) above, since the Restated Agreement Date, does not exceed 30%, and
         (C) the Borrower shall have furnished to the Banks, not later than the fifth Business Day preceding the date of any such exchange wherein the fair market value of the assets received in exchange is greater than $5,000,000, a certificate of the president or chief financial officer of the Borrower stating that (1) each Loan Document Representation and Warranty is true and correct in all material respects both immediately before and after giving effect to such disposition, (2) no Default shall have occurred and be continuing both immediately before and after giving effect to such disposition, and no Default shall have occurred and be continuing, including under Sections 4.20 through 4.24, after giving pro forma effect to such disposition and (3) the value of the assets received by the Borrower or applicable Restricted Subsidiary in such exchange is not less than the fair market value of the assets disposed by the Borrower or such Restricted Subsidiary in such exchange.

         Section 4.11 Investments.

         Make or acquire any Investment or have any Investment outstanding, except that this Section 4.11 shall not apply to (a) Investments resulting from the consummation of the transactions contemplated by the Denver JOA Documents to occur on the Denver Effective Date and pursuant to Section 3.5 of the Denver Contribution Agreement, on the terms set forth in the Denver JOA Documents, and Existing Investments (including the Existing Investments in the Salt Lake JOA),
(b) Money Market Investments, (c) Investments constituting acquisitions permitted under Section 4.09, (d) Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary that is a Guarantor (other than Denver and each of its Subsidiaries so long as Denver or any of its Subsidiaries is not a Wholly Owned Subsidiary), (e) advances made by the Borrower to Denver under the Master Intercompany Note, provided that the aggregate principal amount of all such advances at any time outstanding is not in excess of $90,000,000, (f) Investments by the Borrower or any Restricted Subsidiary in the California Partnership or Denver, provided that such Investments, together with the aggregate amount of Restricted Payments made to, so long as such Person is not a Wholly Owned Subsidiary, the California Partnership, Denver or any of Denver's Subsidiaries pursuant to Section 4.08(a), without duplication, shall not exceed $50,000,000 in the aggregate, (g) notes or other instruments received by the Borrower or any Restricted Subsidiary as payment for the disposition of assets in accordance with Section 4.10(a) hereof and (h) other Investments (other than in, so long as such Person is not a Wholly Owned Subsidiary, the California Partnership or Denver or any of Denver's Subsidiaries) in newspaper publishing properties and related internet businesses and other directly related businesses in an aggregate amount not in excess of $25,000,000.

         Section 4.12 Taxes of Other Persons.

                  (a) File a consolidated, combined, unitary or similar group Tax return with any other Person other than, in the case of the Borrower, a Consolidated Tax Subsidiary and, in the case of any such Subsidiary, the Borrower, a Consolidated Tax Subsidiary or (b) except as required by Applicable Law or as permitted by Section 4.08 hereof, pay or enter into any Contract to pay any Taxes owing by any Person other than the Borrower or a Consolidated Tax Subsidiary.

         Section 4.13 Benefit Plans.

                  (a) Permit any Benefit Plan to be amended in any manner that would cause the aggregate Unfunded Benefit Liabilities under all Benefit Plans to exceed $500,000; or (b) permit any Benefit Plan to have a Funded Current Liability Percentage of less than 60%.

         Section 4.14 Transactions with Affiliates.

         Effect any transaction (or series of related transactions) (each a "Transaction") with any Affiliate of the Borrower, including, without limitation, any sale, purchase, lease or loan or any other direct or indirect payment, transfer or other disposition of assets, property or services, unless
(a) such Transaction is on terms no less favorable to the Borrower or the applicable

Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an independent third party (the "Fairness Condition") and (b) prior to effecting such Transaction, the Borrower shall deliver to the Administrative Agent (i) with respect to any Transaction involving aggregate consideration in excess of $1,000,000, a certificate of the president or the chief financial officer of the Borrower certifying that a majority of the disinterested members of the Board of Directors of the Borrower has approved such Transaction and has determined that the terms of such Transaction satisfy the Fairness Condition and (ii) with respect to any Transaction (x) involving aggregate consideration in excess of $1,000,000 in which there are no disinterested directors or (y) involving aggregate consideration in excess of $10,000,000, a written opinion from a nationally recognized investment banking firm stating that the terms of such Transaction satisfy the Fairness Condition or are fair to the Borrower or the applicable Restricted Subsidiary from a financial point of view; provided, however, that clause (b)(ii)(y) shall not apply to purchases of newsprint in the ordinary course of business by the Borrower and its Restricted Subsidiaries from Affiliates of the Borrower. Notwithstanding the foregoing, this provision shall not apply to (A) any Transaction, in the ordinary course of business, between the Borrower and Denver or a Wholly Owned Subsidiary of the Borrower, or between Wholly Owned Subsidiaries of the Borrower and Denver or other Wholly Owned Subsidiaries of the Borrower, (B) the making of Investments not prohibited by
Section 4.11, (C) the making of any Restricted Payment not prohibited by Section 4.08, (D) the payment of fees payable pursuant to the Management Agreement and
(E) Permitted Tax Sharing Agreements.

         Section 4.15 Limitation on Restrictive Covenants.

         Permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Restricted Subsidiary to (a) pay dividends or make any other distributions on shares of its capital stock held by the Borrower or any other Restricted Subsidiary, (b) pay any obligation owed to the Borrower or any other Restricted Subsidiary, (c) make any loans or advances to or investments in the Borrower or in any other Restricted Subsidiary, (d) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that this Section 4.15 shall not apply to Permitted Restrictive Covenants.

         Section 4.16 Issuance or Disposition of Capital Securities.

         Issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Restricted Subsidiary, except for (a) any issuance or sale of Capital Securities that are subjected to the Security Interest in a manner satisfactory to the Administrative Agent, (b) the issuance or sale of Capital Securities of DNA to DPC or its Affiliates pursuant to the Denver Contribution Agreement (it being understood that for purposes of Section 1.08(b)(ii), the cash proceeds thereof shall be deemed to have been reinvested by the Borrower in the Salt Lake Acquisition), and (c) any disposition of Capital Securities of any Restricted Subsidiary so long as all of the assets of such Restricted Subsidiary could have been disposed of in compliance with
Section 4.10(c) or (e).

         Section 4.17 Substance Storage and Disposal.

         Permit any hazardous wastes, environmental contaminants or other substances, the improper release or disposal of which could result in the incurrence by the Borrower or any of its Restricted Subsidiaries of material remedial obligations under Applicable Law, to be brought onto or stored on the properties owned or leased by it except for (a) substances to be used in connection with the business of the Borrower and its Restricted Subsidiaries, pending and during such use and (b) substances that were generated or used in connection with such business, pending their disposal.

         Section 4.18 Permitted Tax Sharing Agreements; Salt Lake Acquisition Documents; JOA Contracts.

                  (a) Amend, waive, modify or supplement the terms of any Permitted Tax Sharing Agreement, or

                  (b) Amend, waive, modify or supplement any of the Salt Lake Acquisition Documents in any manner that is materially adverse to the Borrower or any Restricted Subsidiary, or

                  (c) Amend, waive, modify or supplement any of the Contracts by which any JOA is governed, managed or operated if the effect thereof is to allow such JOA to retain cash in a greater amount or for longer periods of time than would be the case in the absence of such amendment, waiver, modification or supplement.

         Section 4.19 Certain Restrictions with Respect to Other Indebtedness.

         Amend, supplement or otherwise change (or agree to any amendment, supplement or other change of) the terms of the 1997 Subordinated Notes, the 1999 Subordinated Notes, the 1997 Indenture, the 1999 Indenture, the Greenco Note, the Greenco Note Purchase Agreement, or make any payment consistent with an amendment, supplement or change thereto, if the effect of such amendment, supplement or change is to increase the interest rate payable on the 1997 Subordinated Notes, the 1999 Subordinated Notes or the Greenco Note, advance the dates upon which payments of principal or interest are due on the 1997 Subordinated Notes, the 1999 Subordinated Notes or the Greenco Note (including any such change that adds or modifies mandatory or voluntary prepayments), change, in a manner adverse to the Borrower and the Restricted Subsidiaries or which confers additional rights on the holders thereof, any event of default or covenant (or any definition relating thereto) with respect to the 1997 Subordinated Notes, the 1999 Subordinated Notes or the Greenco Note, change the redemption or repurchase provisions with respect to the 1997 Subordinated Notes, the 1999 Subordinated Notes or the Greenco Note in a manner adverse to the Borrower and the Restricted Subsidiaries or which confers additional rights on the holders thereof, change the subordination provisions of the 1997 Subordinated Notes, the 1999 Subordinated Notes or the Greenco Note or otherwise increase the obligations of the obligor or confer additional rights on the holders of the 1997 Subordinated Notes, the 1999 Subordinated Notes or the Greenco Note without, in each case, obtaining the prior written consent of the Required Banks to such amendment or change.

D. The Borrower shall not at any time:

         Section 4.20 Ratio of Consolidated Debt to Operating Cash Flow.

         Permit the ratio of Consolidated Debt to Operating Cash Flow at any time during a period set forth below to be greater than the ratio set forth opposite such period:

                  (a) From the Restated Agreement Date through June 30, 2001:
6.0:1;

                  (b) From July 1, 2001 through June 30, 2002: 5.50:1;

                  (c) From July 1, 2002 through June 30, 2003: 5.00:1; and

                  (d) From July 1, 2003 and thereafter: 4.75:1;

provided, however, that if the Borrower shall have issued or otherwise incurred Indebtedness contemplated by Section 4.05(g) at any time prior to July 1, 2002, the Borrower shall not permit the ratio of Consolidated Debt to Operating Cash Flow to be greater than 5.00:1 at any time from the date of such issuance or incurrence through June 30, 2003.

         Section 4.21 Ratio of Consolidated Senior Debt to Operating Cash Flow.

         Permit the ratio of Consolidated Senior Debt to Operating Cash Flow at any time to be greater than 3.00:1.

         Section 4.22 Pro Forma Interest Coverage.

         Permit the ratio of Operating Cash Flow to Pro Forma Consolidated Interest Expense determined as of the end of any fiscal quarter ending in a period set forth below to be less than the ratio set forth opposite such period:

                  (a) From the Restated Agreement Date through June 29, 2002:
1.75:1; and

                  (b) From June 30, 2002 and thereafter: 2.00:1.

         Section 4.23 Pro Forma Debt Service Coverage.

         Permit the ratio of Operating Cash Flow to Pro Forma Debt Service determined as of the end of any fiscal quarter to be less than 1.25:1.

         Section 4.24 Fixed Charge Coverage.

         Permit the ratio of Operating Cash Flow to Consolidated Fixed Charges determined as of the end of any fiscal quarter to be less than 1.15:1.

E. The Borrower shall not permit the California Partnership to, and in the case of clauses (b) and (c) of Section 4.25 the Borrower shall not, directly or indirectly:

         Section 4.25 Certain Activities of the California Partnership.

                  (a) So long as it is not a Wholly Owned Subsidiary, fail to make such partnership distributions or otherwise transfer its cash and cash equivalents to the Borrower or any of the Restricted Subsidiaries, so that, as a result of such distributions and transfers, the California Partnership shall own or hold cash and cash equivalents not in excess of $10,000,000 at any time, (b) amend, waive, modify or supplement the Contribution Agreement or the Partnership Agreement in any manner that (i) is materially adverse to the Borrower or any Restricted Subsidiary or (ii) has the effect of further limiting or restricting the transferability of the partnership interests in the California Partnership held by West Coast MediaNews or any of its Affiliates or could otherwise have a material adverse effect on the practical ability of the Banks to realize the benefits of the Security Interest (as the Security Interest applies to the partnership interests in the California Partnership) and (c) take any action or refrain from taking any action the result of which, directly or indirectly, is that the California Partnership no longer constitutes a Subsidiary or the Borrower no longer controls, directly or indirectly, the California Partnership.

F. The Borrower shall not, and shall not permit Denver and its Subsidiaries to, directly or indirectly:

         Section 4.26 Certain Activities of Denver; Denver Acquisition
Documents.

                  (a) So long as Denver or any of its Subsidiaries is not a Wholly Owned Subsidiary, fail to make such corporate distributions or otherwise transfer its cash and cash equivalents to the Borrower or any of the Restricted Subsidiaries (other than the California Partnership so long as it is not a Wholly Owned Subsidiary), so that, as a result of such distributions and transfers, Denver and it Subsidiaries shall own or hold cash and cash equivalents not in excess of $10,000,000 at any time.

                  (b) Amend, waive, modify or supplement any of the Denver Acquisition Documents or the Denver JOA Documents in any manner that (i) is materially adverse to the Borrower or any Restricted Subsidiary or (ii) has the effect of further limiting or restricting the transferability of the Capital Securities of Denver or any of its Subsidiaries owned by the Borrower or any Restricted Subsidiary or could otherwise have a material adverse effect on the practical ability of the Banks to realize the benefits of the Security Interest (as the Security Interest applies to such Capital Securities).

         Section 4.27 Master Intercompany Note.

         Amend, waive or modify the Master Intercompany Note, or fail to perform or fail to require the performance of the Master Intercompany Note, in each case in accordance with the terms thereof.

                                   ARTICLE V.

                                   INFORMATION

         Section 5.01 Information to Be Furnished.

         From the Restated Agreement Date and until the Repayment Date, the Borrower shall furnish to each Bank:

                  (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, commencing with the quarterly period ended December 31, 2000 consolidated and consolidating balance sheets of the Borrower and the Consolidated Subsidiaries, as at the end of such quarterly period and the related consolidated statements of income, statements of income of each Consolidated Subsidiary, and consolidated statements of cash flows of the Borrower and the Consolidated Subsidiaries, for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.

                  (b) Monthly Reports. As soon as available and in any event within 45 days after the end of each month, the statements of revenues and operating expenses of each of the Borrower and its Subsidiaries, for such month and for the portion of the fiscal year then ended, including comparisons of operations with budget and the prior year, in the form currently prepared for management.

                  (c) Year-End Financial Statements; Accountants' Certificate. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ended June 30, 2001:

                  (i) consolidated and consolidating balance sheets of the Borrower and the Consolidated Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income, statements of income of each Consolidated Subsidiary, and consolidated statements of cash flows of the Borrower and the Consolidated Subsidiaries, for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

                  (ii) an audit report of Ernst & Young, or other independent certified public accountants of recognized standing reasonably satisfactory to the Required Banks, on such of the financial statements referred to in clause (i) as are consolidated financial statements, which report shall be in scope and substance reasonably satisfactory to the Required Banks;

                  (iii) a certificate of such accountants addressed to the Banks
         (A) stating that they have caused this Agreement to be reviewed and that, in making the examination necessary for their report on such consolidated financial statements, nothing came to their attention that caused them to believe that, as of the date of such financial statements, any Default exists in respect of Sections 4.20 through 4.24 insofar as they relate to accounting matters and (B) having attached the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 4.20 to 4.24; and

                  (iv) the operating budget summary setting forth the projections of operating revenues and expenses of the Borrower and the Subsidiaries for the succeeding budget year;

provided that, in the event the Borrower changes the opening and closing dates for its fiscal year, the balance sheets and other financial statements provided pursuant to Section 5.01(c)(i) above shall cover a period not greater than 12 months and, if necessary to ensure that all periods from the Restated Agreement Date are covered by such audited financial statements, the Borrower shall provide financial statements, so audited and reported on, for any shorter interim period resulting from any such change in its fiscal year.

                  (d) (i) Officer's Certificates. At the time that financial statements are furnished pursuant to Section 5.01(a) or (c), a certificate of the president or chief financial officer of the Borrower in the form of Schedule 5.01(d). At the time that financial statements are furnished pursuant to Section 5.01(a) and within 45 days after the end of each fiscal year of the Borrower, a certificate of the president or chief financial officer of the Borrower demonstrating the ratios of Consolidated Debt to Operating Cash Flow and Consolidated Senior Debt to Operating Cash Flow and stating, if applicable, that a change in the Base Rate Margin or Eurodollar Rate Margin should be made.

                  (ii) Additional Financial Statements. In the event that there are any Unrestricted Subsidiaries during any period in respect of which financial statements are required to be delivered pursuant to subsections (a) and (c) above, the Borrower shall also furnish to each Bank, at the time such financial statements are so delivered, an additional set thereof with respect to the Borrower and the Restricted Subsidiaries.

                  (e) Reports and Filings.

                  (i) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or any Restricted Subsidiary, or the Board of Directors of the Borrower or any Restricted Subsidiary, by its independent certified public accountants, including any management letter; (ii) as soon as practicable, copies of all such financial statements and reports as the Borrower or any Restricted Subsidiary shall send to its stockholders and of all registration statements and all regular or periodic reports that the Borrower or any Restricted Subsidiary shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission; (iii) promptly upon the effectiveness thereof, copies of each amendment, supplement or modification to the 1997 Indenture or the 1999 Indenture and (iv) as soon as practicable, copies of all Information furnished to the holders of the 1997 Subordinated Notes or the 1999 Subordinated Notes.

                  (f) Requested Information. From time to time and promptly upon request of any Bank, such Information regarding the Loan Documents, the Loans, the Letters of Credit or the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as such Bank may request, in each case in form and substance and certified in a manner reasonably satisfactory to the requesting Bank.

                  (g) Notice of Defaults, Material Adverse Changes and Other Matters. Prompt notice of:

                  (i) any Default of which the Borrower has knowledge,

                  (ii) the acquisition or formation of a new Subsidiary and, in the case of each such new Subsidiary, its name, jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary and whether or not such new Subsidiary is a Consolidated Subsidiary,

                  (iii) any change in the name of any Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary or its status as a Consolidated or non-Consolidated Subsidiary,

                  (iv) to the extent that the Borrower has knowledge thereof, the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in Section 3.05 to be incorrect if made at such time,

                  (v) to the extent that the Borrower has knowledge thereof, the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in Section 3.07 or Section 3.10 to be incorrect if made at such time,

                  (vi) any event or condition referred to in clauses (i) through
         (vii) of Section 6.01(g), whether or not such event or condition shall constitute an Event of Default,

                  (vii) any amendment of the certificate of incorporation or by-laws of the Borrower or any Subsidiary that is a Loan Party, and

                  (viii) the giving or receipt of any material notice or other material written communication under the Greenco Note Purchase Agreement, the Partnership Agreement, the Denver Acquisition Documents, the Denver JOA Documents or the Salt Lake Acquisition Documents, together with copies of each such notice or other communication.

         Section 5.02 Accuracy of Financial Statements and Information.

                  (a) Historical Financial Statements. The Borrower hereby represents and warrants that (i) Schedule 5.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Banks in order to induce them to execute and deliver this Agreement, (ii) such financial statements are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles (except for normal year-end audit adjustments and, in the case of unaudited financial statements, the absence of footnotes), the consolidated and, to the extent applicable, consolidating financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and, to the extent applicable, consolidating results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and
(iii) except as disclosed or reflected in such financial statements or otherwise disclosed in writing to the Banks, as at December 31, 1998, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or would reasonably be expected to have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                  (b) Future Financial Statements. The financial statements delivered pursuant to Section 5.01(a) or (c) shall be complete and correct and present fairly, in accordance with

Generally Accepted Accounting Principles (except for (i) changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower's then current independent certified public accountants, (ii) normal year-end audit adjustments, (iii) in the case of consolidating statements, the presentation of Investments in Persons formed pursuant to joint operating agreements on a pro rata consolidation basis, and, (iv) in the case of financial statements delivered pursuant to Section 5.01(a), the absence of footnotes) the consolidated and, if prepared by the Borrower, consolidating financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and, if prepared by the Borrower, consolidating results of operations, retained earnings and cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and the furnishing of the same to the Banks shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Banks to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or might have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                  (c) Historical Information. The Borrower hereby represents and warrants that all Information furnished to the Administrative Agent or the Banks by or on behalf of the Borrower or any Subsidiary prior to the Restated Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in the light of the purpose prepared, and, in the case of any Information the preparation of which was requested by any Bank, was complete and correct in all material respects to the extent necessary to give such Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

                  (d) Future Information. All Information furnished or to be furnished to the Administrative Agent or the Banks by or on behalf of the Borrower or any Subsidiary on or after the Restated Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, be complete and correct in the light of the purpose prepared, and, in the case of any Information required by the terms of the Loan Documents or the preparation of which was requested by any Bank, be complete and correct to the extent necessary to give such Bank true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Administrative Agent or any Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii).

         Section 5.03 Additional Covenants Relating to Disclosure.

         From the Restated Agreement Date and until the Repayment Date, the Borrower shall and shall cause each Subsidiary to:

                  (a) Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 5.01(a) and (c) and (ii) the determination of the compliance of the Borrower and its Subsidiaries with the terms of the Loan Documents.

                  (b) Visits, Inspections and Discussions. Permit, or, in the case of premises, property, books, records or Persons not within its immediate control, promptly take such actions as are necessary or desirable in order to permit, representatives (whether or not officers or employees) of any Bank, from time to time upon reasonable prior notice, as often as may be reasonably requested, to (i) visit any of its premises or property or any premises or property of others on which any of its property or books and records (or books and records of others relating to it) may be located, (ii) inspect, and verify the amount, character and condition of, any of its property, (iii) review and make extracts from its books and records and books and records of others relating to it, including management letters prepared by its independent certified public accountants, and (iv) discuss with any Person (including its principal officers, independent certified public accountants) its business, assets, Liabilities, financial condition, results of operation and business prospects.

         Section 5.04 Authorization of Third Parties to Deliver Information and Discuss Affairs.

         The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Administrative Agent or the Banks of any opinion, report or other Information is a condition or covenant under the Loan Documents (including under Article 2 or this Article 5) to so prepare or deliver such Information for the benefit of the Administrative Agent and the Banks. Until further written notice from the Borrower, the Borrower further authorizes and directs all Persons (a) to furnish to the Banks any Information regarding the matters referred to in Section 5.01(f) that any Bank may request, (b) to permit representatives of any Bank upon reasonable notice to make the visits, inspections, reviews and extracts of premises, property, books and records within their possession and control contemplated by Section 5.03(c) and (c) to discuss with representatives of any Bank the matters referred to in Section 5.03(c). The Borrower agrees to promptly execute and deliver from time to time such further authorizations to effect the purposes of this Section 5.04 as the Administrative Agent or any Bank may reasonably request.

                                  ARTICLE VI.

                                    DEFAULT

         Section 6.01 Events of Default.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower, any Restricted Subsidiary or any other Loan Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                  (a) Any payment of principal of or interest on any of the Loans or the Notes, any reimbursement of any Drawing or any payment of any fee, or any cash collateralization of any Contingent Reimbursement Obligation, shall not be made when and as due (whether at maturity, upon mandatory prepayment, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement, the Notes and the Fee Letter;

                  (b) Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

                  (c) (i) The Borrower shall default in the performance or observance of:

                  (A) any term, covenant, condition or agreement contained in
         Section 4.01(a)(i) (insofar as such Section requires the preservation of the corporate existence of each of the Loan Parties), 4.01(a)(vi),
         4.04 through 4.27, 5.01(g)(i) or 5.03(b); or

                  (B) any term, covenant, condition or agreement contained in any Loan Document (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days; or

                  (ii) Any Loan Party shall default in the performance or observance of:

                  (A) any term, covenant, condition or agreement contained in Sections 1.02, 3.01, 3.02(a) (insofar as such Section requires the preservation of the corporate existence of such Loan Party), 3.02(d), 3.03(a) or 3.06 of any Pledge Agreement to which such Loan Party is a party; or

                  (B) any term, covenant, condition or agreement contained in any Loan Document (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Administrative Agent to such Loan Party requiring that such default be cured; or

                  (d) (i) The Borrower, any Restricted Subsidiary or any other Loan Party shall fail to pay, in accordance with its terms and when due and payable (giving effect to any applicable grace period), any of the principal of or interest on any of its Indebtedness (other than the Loans) having an aggregate principal amount in excess of $3,000,000, (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and (B) if the

Contract evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period;

                  (e) (i) The Borrower, any Subsidiary or any other Loan Party shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing;

                  (ii) (A) A case or other proceeding shall be commenced against the Borrower, any Subsidiary or any other Loan Party seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any such Subsidiary or any other Loan Party, or of all or any substantial part of the assets, domestic or foreign, of the Borrower, any such Subsidiary or any other Loan Party, and such case or proceeding shall continue undismissed and unstayed for a period of 45 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower, any such Subsidiary or any other Loan Party (including an order for relief under such Federal bankruptcy laws) shall be entered;

                  (f) A judgment or order shall be entered against the Borrower, any Restricted Subsidiary or any other Loan Party by any court, and (i) in the case of a judgment or order for the payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of 30 days in which the aggregate amount of all such judgments and orders exceeds $3,000,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable judgment of the Required Banks, together with all other such judgments or orders, have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole;

                  (g) (i) any Termination Event shall occur with respect to any Benefit Plan of the Borrower, any Restricted Subsidiary, any other Loan Party or any of their respective ERISA Affiliates, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any such Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (iv) the Borrower, any Restricted Subsidiary, any other Loan Party or any of their respective ERISA Affiliates shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a Multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Borrower, any Restricted

Subsidiary, any other Loan Party or any of their respective ERISA Affiliates shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower, any Restricted Subsidiary, any other Loan Party or any of their respective ERISA Affiliates to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, or (vii) any other event or condition shall occur or exist with respect to any such Benefit Plan, except that no event or condition referred to in clauses (i) through (vii) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Required Banks will not subject, the Borrower, any Restricted Subsidiary or any other Loan Party to any Liability that, alone or in the aggregate with all such Liabilities for all such Persons, exceeds $1,000,000;

                  (h) Any Loan Party or any Affiliate of any Loan Party asserts, or any Loan Party or any Affiliate of any Loan Party or any other Person institutes any proceedings seeking to establish, that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Security Interest is not a valid and perfected first priority security interest in the Collateral subject only to Permitted Liens;

                  (i) Richard B. Scudder, William Dean Singleton, members of their families, their estates or trusts for the benefit of such Persons shall at any time cease to be the beneficial owners, directly or indirectly, of common stock of the Borrower representing not less than 80% of the issued and outstanding shares of the Borrower's common stock; or

                  (j) William Dean Singleton and Joseph J. Lodovic, IV shall at any time cease to be senior officers of the Borrower or otherwise remain actively involved in the management of the Borrower and shall not have been replaced by one or more senior officers reasonably satisfactory to the Required Banks within 90 days of such event.

         Section 6.02 Remedies Upon Event of Default.

         During the continuance of any Event of Default (other than one specified in Section 6.01(e)) and in every such event, the Administrative Agent, upon notice to the Borrower, may (but shall not be obligated to), and if directed by the Required Banks shall, do any or all of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents to be, and the Loans and the Notes and all such other amounts shall thereupon and to that extent become, due and payable (b) demand that the Borrower deliver cash collateral to the Administrative Agent in an amount equal to the aggregate amount of Contingent Reimbursement Obligations then outstanding to be held in accordance with Section 9.19 and such amount shall thereupon become due and payable to the Administrative Agent and (c) terminate, in whole or, from time to time, in part, the Commitments. Upon the occurrence of an Event of Default specified in Section 6.01(e), automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents shall be due and payable, (b) the Commitments shall terminate and (c) an amount equal to the aggregate amount of Contingent Reimbursement Obligations then outstanding shall be due and payable to the Administrative Agent to be held in accordance with Section 9.19. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.

                                  ARTICLE VII.

                      ADDITIONAL CREDIT FACILITY PROVISIONS

         Section 7.01 Mandatory Suspension and Conversion of Eurodollar Rate Loans.

         A Bank's obligations to make, continue or convert into Eurodollar Rate Loans of any Type shall be suspended, all such Bank's outstanding Loans of that Type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Loans of that Type or, in the case of clause (d) below, on the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Loans of such Type by such Bank shall be deemed requests for, Base Rate Loans, if:

                  (a) on or prior to the determination of an interest rate for a Eurodollar Rate Loan of that Type for any Interest Period, the Administrative Agent determines that for any reason appropriate information is not available to it for purposes of determining the Adjusted Eurodollar Rate for such Interest Period;

                  (b) on or prior to the first day of any Interest Period for a Eurodollar Rate Loan of that Type, such Bank determines that the Adjusted Eurodollar Rate as determined by the Administrative Agent for such Interest Period would not accurately reflect the cost to such Bank of making, continuing or converting into a Eurodollar Rate Loan of such Type for such Interest Period;

                  (c) at any time such Bank determines that any Regulatory Change makes it unlawful or impracticable for such Bank or its applicable Lending Office to make, continue or convert into any Eurodollar Rate Loan of that Type, or to comply with its obligations hereunder in respect thereof; or

                  (d) such Bank determines that, by reason of any Regulatory Change, such Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Eurodollar Rate Loans of that Type is directly or indirectly determined or (ii) the category of assets that includes Eurodollar Rate Loans of that Type.

         If, as a result of this Section 7.01, any Loan of any Bank that would otherwise be made or maintained as or converted into a Eurodollar Rate Loan of any Type for any Interest Period is instead made or maintained as or converted into a Base Rate Loan, then, unless the corresponding Loan of each of the other Banks is also to be made or maintained as or converted into a Base Rate Loan, such Loan shall be treated as being a Eurodollar Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Banks of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Administrative Agent shall promptly notify the Borrower and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank shall promptly notify the Borrower and the Administrative Agent of the existence or occurrence of any condition or circumstance specified in clause (b), (c) or (d) above applicable to such Bank's Loans, but the failure by the Administrative Agent or such Bank to give any such notice shall not affect such Bank's rights hereunder.

         Section 7.02 Regulatory Changes.

         If in the determination of any Bank or, in the case of any Letter of Credit or Drawing, the Issuing Bank (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by (A) such Bank with respect to any Eurodollar Rate Loan or Letter of Credit Participation or the return to be earned by such Bank on any Eurodollar Rate Loan or Letter of Credit Participation or (B) the Issuing Bank with respect to any Letter of Credit or Drawing, (ii) impose a cost on (A) such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make or acquire, any Eurodollar Rate Loan or Letter of Credit Participation or (B) the Issuing Bank or any of its Affiliates that is attributable to the issuance or maintaining of, or the commitment to issue, any Letter of Credit or the making or maintaining of any Drawing, (iii) require (A) such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank under any Loan Document in respect of its Eurodollar Rate Loans or its obligations to make Eurodollar Rate Loans or (B) the Issuing Bank or any of its Affiliates to make any payment on or calculated by reference to the gross amount of any amount received by the Issuing Bank or any of its Affiliates in respect of any Letter of Credit or its commitment to issue any Letter of Credit or Drawing or (iv) reduce, or have the effect of reducing, the rate of return on any capital of (A) such Bank or any Affiliate of such Bank that such Bank or such Affiliate is required to maintain on account of any Eurodollar Rate Loan or Letter of Credit Participation or such Bank's commitment to make any Eurodollar Rate Loan or Letter of Credit Participation or (B) the Issuing Bank or any of its Affiliates that the Issuing Bank or such Affiliate is required to maintain on account of any Letter of Credit or Drawing or the Issuing Bank's commitment to issue any Letter of Credit and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Bank or the Issuing Bank, as the case may be, such additional amounts as such Bank or the Issuing Bank, as the case may be, determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank or the Issuing Bank, as the case may be, for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank or the Issuing Bank, as the case may be. Each Bank and the Issuing Bank will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect such Bank's, or the Issuing Bank's, as the case may be, right to such compensation.

         Section 7.03 Funding Losses.

         The Borrower shall pay to each Bank, upon request, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan or (b) a Eurodollar Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

         Section 7.04 Certain Determinations.

         In making the determinations contemplated by Sections 7.01, 7.02 and 7.03, each Bank and the Issuing Bank may make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate, and such Person's selection thereof in accordance with this Section 7.04, and the determinations made by such Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Bank and the Issuing Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under Sections 7.02 and 7.03 and the assumptions underlying such computations.

         Section 7.05 Change of Lending Office.

         If an event occurs with respect to a Lending Office of any Bank or, in the case of any Letter of Credit or Drawing, the Issuing Bank, that makes operable the provisions of clause (c) or (d) of Section 7.01 or entitles such Bank or the Issuing Bank, as the case may be, to make a claim under Section 7.02, such Bank or the Issuing Bank, as the case may be, shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will eliminate such operability or reduce the amount such Bank or the Issuing Bank, as the case may be, is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Bank, or the Issuing Bank, as the case may be, be disadvantageous to such Bank in any manner or contrary to such Bank's or the Issuing Bank's, as the case may be, policies. Each Bank and the Issuing Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Administrative Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Bank or the Issuing Bank shall not make operable the provisions of clause (c) or (d) of Section 7.01 or entitle such Bank to make a claim under Section 7.02 if the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

                                 ARTICLE VIII.

                                   THE AGENTS

         Section 8.01 Appointment and Powers.

         Each Bank hereby irrevocably appoints and authorizes The Bank of New York, and The Bank of New York hereby agrees, to act as the agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial
Code) of such Bank under the Loan Documents with such powers as are delegated to the Administrative Agent and the Secured Party by the terms thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent's duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in the Loan Documents. The Administrative Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Applicable Law or (b) would expose it to any Liability or expense against which it has not been indemnified to its satisfaction. The Administrative Agent shall not, by reason of its serving as the Administrative Agent, be a trustee or other fiduciary for any Bank. Bank of America NT & SA, in its capacity as Syndication Agent, First Union National Bank, in its capacity as Documentation Agent, and Fleet National Bank, in its capacity as Co-Documentation Agent, shall be entitled to all of the rights (other than with respect to fees payable to the Administrative Agent) and immunities of the Administrative Agent provided for in the Loan Documents, but shall have no duties or responsibilities except for those expressly set forth therein.

         Section 8.02 Limitation on Administrative Agent's Liability.

         Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Administrative Agent shall not be responsible to any Bank for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any of the Banks under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document, (c) the value or sufficiency of the Collateral or (d) any failure by the Loan Parties to perform any of their obligations under the Loan Documents. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Administrative Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         Section 8.03 Defaults.

         The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of principal of or interest on Loans or fees) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent has knowledge of such a non-payment or receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Administrative Agent shall (a) in the case of a Default that constitutes an Event of Default, take any or all of the actions referred to in clauses (a), (b) and (c) of the first sentence of Section 6.02 if so directed by the Required Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Required Banks. Unless and until the Administrative Agent shall have received such directions, in the event of any Default, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

         Section 8.04 Rights as a Bank.

         Each Person acting as the Administrative Agent that is also a Bank shall, in its capacity as a Bank, have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall include such Person in its individual capacity. Each Person acting as the Administrative Agent (whether or not such Person is a Bank) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Loan Parties and their Affiliates as if it were not acting as the Administrative Agent, and such Person and its Affiliates may accept fees and other consideration from the Loan Parties and their Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Banks.

         Section 8.05 Indemnification.

         The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Loan Parties under the Loan Documents), ratably on the basis of the respective principal amounts of the Loans outstanding made by the Banks (or, if no Loans are at the time outstanding, ratably on the basis of their respective Commitments), for any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including the costs and expenses that the Loan Parties are obligated to pay under the Loan Documents) in any way relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from gross negligence, willful misconduct or knowing violations of law by the Administrative Agent.

         Section 8.06 Non-Reliance on Administrative Agent and Other Banks.

         Each Bank agrees that it has made and will continue to make, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it deems appropriate, its own credit analysis of the Loan Parties, its own evaluation of the Collateral and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Loan Parties of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of any Loan Party or any Subsidiary thereof or the Collateral. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent under the Loan Documents, the Administrative Agent shall have no obligation to provide any Bank with any information concerning the business, status or condition of any Loan Party or any Subsidiary thereof, the Loan Documents or the Collateral that may come into the possession of the Administrative Agent or any of its Affiliates.

         Section 8.07 Execution and Amendment of Loan Documents on Behalf of the Banks.

         Each Bank hereby authorizes the Administrative Agent to (a) execute and deliver, in the name of and on behalf of such Bank, (i) the Pledge Agreements,
(ii) all UCC financing and continuation statements and other documents the filing or recordation of which are, in the determination of the Administrative Agent, necessary or appropriate to create, perfect or maintain the existence or perfected status of the Security Interest and (iii) any other Loan Document requiring execution by or on behalf of such Bank, and (b) release Collateral from the Security Interest to the extent that such Collateral has been disposed of in accordance with Section 4.10. The Administrative Agent shall consent to any amendment of any term, covenant, agreement or condition of the Pledge Agreements, or to any waiver of any right thereunder, if, but only if, the Administrative Agent is directed to do so in writing by the Required Banks; provided, however, that (i) the Administrative Agent shall not be required to consent to any such amendment or waiver that affects its rights or duties and
(ii) the Administrative Agent shall not, unless directed to do so in writing by each Bank, (A) consent to any assignment by any Loan Party of any of its rights or obligations under any such agreement or (B) release any Collateral from the Security Interest, except as specified in clause (b) above.

         Section 8.08 Resignation of the Administrative Agent.

         The Administrative Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks may, after consultation with the Borrower, appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation, then the resigning Administrative Agent may, on behalf of the Banks and after consultation with the Borrower, appoint a successor Administrative Agent. Upon the acceptance by any Person of its appointment as a successor Administrative Agent, (a) such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning Administrative Agent and the resigning Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Loan Documents and (b) the resigning Administrative Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor

Administrative Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Administrative Agent with respect to the Collateral to the successor Administrative Agent. After any resigning Administrative Agent's resignation as Administrative Agent, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         Section 9.01 Notices and Deliveries.

                  (a) Notices and Materials Other than Collateral. Except as provided in Section 9.01(b):

                  (i) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to the Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telex and telecopy transmissions). Notices under Sections 1.02, 1.04(c), 1.06, 1.08 and 6.02 may be by telephone, promptly, in the case of each notice other than one under Section 6.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Administrative Agent has acted in reliance on such telephonic notice.

                  (ii) Addresses. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments:

                  (A) if to the Borrower, to it at:

                                   MediaNews Group, Inc.
                                   1560 Broadway, Suite 1485
                                   Denver, CO 80202

                                   Telecopier No.: (303) 820-1929
                                   Telephone No.: (303) 820-1619

                                   Attention:  Joseph J. Lodovic, IV
                                               Executive Vice President & Chief
                                               Financial Officer

                                   with a copy to:

                                   Verner, Lipfert, Bernhard, McPherson
                                       and Hand

                                   901-15th Street, N.W.
                                   Washington, D.C.  20005-2301

                                   Telecopier No.:  (202) 371-6279
                                   Telephone No.:  (202) 371-6000

                                   Attention:  Howell E. Begle Jr.

                                   and with a copy to:

                                   Hughes Hubbard & Reed, LLP
                                   One Battery Park Plaza
                                   New York, NY 10004

                                   Telecopier No.:  (212) 422-4726
                                   Telephone No.:  (212) 837-6000

                                   Attention:  James Modlin

                  (B) if to any Guarantor, to it at the address or telex, telecopier or telephone number and to the attention of the individual or department, set forth below such Guarantor's name on Annex B, or in the case of a Guarantor that becomes a Guarantor pursuant to a Subsidiary Guaranty Supplement, set forth in such Subsidiary Guaranty Supplement;

                  (C) if to the Administrative Agent or the Secured Party, to it at:

                                   The Bank of New York
                                   Media and Telecommunications Division
                                   One Wall Street, 16th Floor
                                   New York, NY  10286

                                   Telecopier No.:  (212) 635-8595/8593
                                   Telephone No.:  (212) 635-8609

                                   Attention:   John R. Ciulla
                                   Vice President

                                   with a copy to:

                                   The Bank of New York
                                   One Wall Street
                                   New York, NY  10286

                                   Telecopier No.: (212) 635-6365 (6366 or 6367)
                                   Telephone No.:  (212) 635-4632

                                   Attention: Steven Gazzillio, Agency Function
                                   Administration, 18th Floor

                  (D) if to any Bank (including any Bank in its capacity as the Issuing Bank or the Swing Loan Lender), to it at the address or telex, telecopier or telephone number and to the attention of the individual or department, set forth below such Bank's name under the heading "Notice Address" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, set forth under the heading "Notice Address" in the Notice of Assignment given to the Borrower and the Administrative Agent with respect to such assignment;

or at such other address, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is the Borrower or any Guarantor, the Administrative Agent and each Bank, (y) if the party to which such information pertains is the Administrative Agent, the Borrower, each Guarantor and each Bank and (z) if the party to which such information pertains is a Bank, the Borrower, each Guarantor and the Administrative Agent.

                  (iii) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Administrative Agent to the Borrower under Section 6.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (x) notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and
         (y) notices, communications and materials to be given or delivered to the Administrative Agent or any Bank pursuant to Sections 1.02, 1.04(c), 1.06, 1.08 and 1.13(b) and Article 5 shall not be deemed given or delivered until received by the officer of the Administrative Agent or such Bank responsible, at the time, for the administration of the Loan Documents.

                  (iv) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Administrative Agent or the Banks to the Borrower or any Guarantor of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Administrative Agent or the Banks of any of their rights thereunder shall be met if notice of such event is given to the Borrower or such Guarantor in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

                  (b) Collateral. Until the Administrative Agent shall otherwise specify, all Collateral to be delivered to the Administrative Agent pursuant to the Loan Documents consisting of instruments, securities, chattel paper, letters of credit or documents shall be delivered to the Administrative Agent at the Administrative Agent's Office either by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, in either case insured in an amount not less than the greater of the aggregate face amount and the aggregate fair market value of the Collateral so being delivered. All other Collateral to be delivered to the Administrative Agent pursuant to the Loan Documents shall be delivered to such Person, at such address, by such means and in such manner as the Administrative Agent may designate.

         Section 9.02 Expenses; Indemnification.

         Whether or not any Loans are made, or any Letter of Credit is issued, hereunder, the Borrower shall:

                  (a) pay or reimburse the Administrative Agent, the Issuing Bank, the Swing Loan Lender and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans or the issuance of the Letters of Credit;

                  (b) pay or reimburse the Administrative Agent for all costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Administrative Agent) incurred by the Administrative Agent in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) after the occurrence of a Default, consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of the rights of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or the Banks in, under or related to the Collateral or the Loan Documents or (C) the performance of any of the obligations of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or the Banks under or related to the Loan Documents, (iii) protecting or preserving the Collateral or (iv) after the occurrence of a Default, protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or the Banks in, under or related to the Collateral or the Loan Documents, including defending the Security Interest as a valid, perfected, first priority security interest in the Collateral subject only to Permitted Liens;

                  (c) pay or reimburse each Bank, the Issuing Bank and the Swing Loan Lender for all costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Bank, the Issuing Bank or the Swing Loan Lender) incurred by such Bank, the Issuing Bank or the Swing Loan Lender in connection with, arising out of, or in any way related to protecting, preserving, exercising or enforcing any of its rights in, under or related to the Collateral or the Loan Documents, in each case, after the occurrence of a Default; and

                  (d) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and reasonable expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person, the Borrower, any Guarantor or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity in this subsection (d) shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person's failure to observe any other standard applicable to it under any of the other provisions of the Loan Documents or, but only to the extent not waivable thereunder, Applicable Law.

         Section 9.03 Amounts Payable Due Upon Request for Payment.

         All amounts payable by the Borrower under Section 9.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

         Section 9.04 Remedies of the Essence.

         The various rights and remedies of the Administrative Agent, the Issuing Bank, the Swing Loan Lender and the Banks under the Loan Documents are of the essence of those agreements, and the Administrative Agent, the Issuing Bank, the Swing Loan Lender and the Banks shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

         Section 9.05 Rights Cumulative.

         Each of the rights and remedies of the Administrative Agent, the Issuing Bank, the Swing Loan Lender and the Banks under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

         Section 9.06 Confidentiality.

         The Administrative Agent, the Issuing Bank, the Swing Loan Lender and the Banks agree to exercise all reasonable efforts to keep any information delivered or made available by the Borrower concerning the Collateral or the Borrower, any Guarantor or any Subsidiary confidential from anyone other than persons employed or retained by such Person who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or any Bank; provided, however, that nothing herein shall prevent any Person from disclosing such information (a) to any Affiliate of such Person or to any other such Person, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Person, (d) that has been publicly disclosed, (e) in connection with any litigation relating to the Loans, this Agreement or any transaction contemplated hereby to which any Bank, any Loan Party or any Administrative Agent may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Person's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or any part of the Loans hereunder, if the intended recipient of such information, prior to such disclosure, agrees for the benefit of the Borrower to comply with the provisions of this Section 9.06.

         Section 9.07 Amendments; Waivers.

         Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by (a) in the case of an amendment or waiver with respect to the Loan Documents referred to in Section 8.07(a), the Administrative Agent, (b) in the case of an amendment or waiver with respect to any other Loan Document, the Required Banks and, if the rights and duties of the Administrative Agent, the Issuing Bank, or the Swing Loan Lender are affected thereby, by the Administrative Agent, the Issuing Bank, or the Swing Loan Lender, as the case may be and (c) in the case of an amendment with respect to any Loan Document, by the Borrower and any Guarantor which is a party thereto; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Bank affected thereby, to the extent it (i) changes the amount of such Bank's Commitment, (ii) reduces the principal of or the rate of interest on such Bank's Loans or Note, the amount of such Bank's Letter of Credit Participations or any fees payable to such Bank hereunder, (iii) postpones any date fixed for, or reduces the amount of, any scheduled reduction of the Commitments or any payment of principal of or interest on such Bank's Loans, Note, Letter of Credit Participations or any fees payable to such Bank hereunder, (iv) releases any Collateral from the Security Interest except to the extent that such Collateral has been disposed of in accordance with Section 4.16 (on the basis of the provisions of Section 4.10(e) or, if such release shall have been consented to by the Required Banks, Section 4.10(c)) or releases any Guarantor from its obligations under Section 10.01 except to the extent that all of the Capital Securities of such Guarantor have been disposed of in accordance with Section 4.16 (on the basis of the provisions of Section 4.10(e) or, if such release shall have been consented to by the Required Banks, Section 4.10(c)), or (v) amends Section 1.15, this Section 9.07, the definition of "Required Banks" contained in Section 11.01 or any other provision of this Agreement requiring the consent or other action of all of the Banks. Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or any Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or any Bank under the Loan Documents or Applicable Law.

         Section 9.08 Set-Off; Suspension of Payment and Performance.

         The Administrative Agent, the Issuing Bank, the Swing Loan Lender and each Bank is hereby authorized by the Borrower and each Guarantor, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower or any Guarantor under the Loan Documents (whether owing to such Person or to any other Person that is the Administrative Agent, the Issuing Bank, the Swing Loan Lender or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated and including amounts to which a Bank is entitled with respect to its Letter of Credit Participations) any and all Liabilities owing by such Person or any of its Affiliates to the Borrower, each Guarantor or any Wholly Owned Subsidiary (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Event of Default, to suspend the payment and performance of such Liabilities owing by such Person or its Affiliates and, in the case of Liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

         Section 9.09 Sharing of Recoveries.

         Each Bank agrees that, if, for any reason, including as a result of (a) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (b) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a Debt owed by it to any Loan Party, including a claim deemed secured under Section 506 of the Bankruptcy Code, or (c) the allocation of payments by the Administrative Agent or any Loan Party in a manner contrary to the provisions of Section 1.15, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal of or interest on the Loans or fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of any Loan Party from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate). The Borrower and each Guarantor expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 9.09 shall, with respect to such participation, be entitled to


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
all of the rights of a Bank under Sections 7.02, 9.02 and 9.08 (subject to any condition imposed on a Bank hereunder with respect thereto) and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower and each Guarantor were directly indebted to the holder of such participation for Loans in the amount of such participation.

         Section 9.10 Assignments and Participations.

                  (a) Assignments.

                  (i) Neither the Borrower nor any Guarantor may assign any of its rights or obligations under the Loan Documents without the prior written consent of (A) in the case of the Loan Documents referred to in
         Section 8.07(a), the Administrative Agent and (B) in the case of any of the other Loan Documents, the Issuing Bank, the Swing Loan Lender and each Bank, and no assignment of any such obligation shall release the Borrower or any Guarantor therefrom unless the Administrative Agent, the Issuing Bank, the Swing Loan Lender and each Bank, as applicable, shall have consented to such release in a writing specifically referring to the obligation from which the Borrower or such Guarantor is to be released.

                  (ii) Each Bank may from time to time assign any or all of its rights and obligations under the Loan Documents to one or more Persons; provided that, except in the case of the grant of a security interest to a Federal Reserve Bank (which may be made without condition or restriction), no such assignment shall be effective unless (A) the assignment is consented to by the Borrower (unless an Event of Default exists) the Issuing Bank, the Swing Loan Lender and the Administrative Agent, such consents not to be unreasonably withheld, (B) in the case of a partial assignment, the assignment shall involve the assignment of not less than $5,000,000 of the assignor Bank's Commitment, (C) a Notice of Assignment with respect to the assignment, duly executed by the assignor and the assignee, shall have been given to the Borrower, the Issuing Bank, the Swing Loan Lender and the Administrative Agent and (D) except in the case of an assignment by the Bank that is the Administrative Agent, the Administrative Agent shall have been paid an assignment fee of $3,500. Upon any effective assignment, the assignor shall be released from the obligations so assigned and, in the case of an assignment of all of its Loans and Commitment, shall cease to be a Bank. In the event of any effective assignment by a Bank, the Borrower shall issue a new Note to the assignee Bank (against, other than in the case of a partial assignment, receipt of the existing Note of the assignor Bank). Nothing in this Section 9.10 shall limit the right of any Bank to assign its interest in the Loans and its Note to a Federal Reserve Bank as collateral security under Regulation A of the Board of Governors of the Federal Reserve System, but no such assignment shall release such Bank from its obligations hereunder.

                  (b) Participations. Each Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents. In the event of any such grant by a Bank of a participation, such Bank's obligations under the Loan Documents to the other parties thereto shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and the Borrower, each Guarantor, the Issuing Bank, the Swing Loan Lender, the Administrative Agent and the other Banks may continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations thereunder. A Bank may not grant to any holder of a participation the right to require such Bank to take or omit to take any action under the Loan Documents, except that a Bank may grant to any such holder the right to require such holder's consent to (i) reduce the principal of or the rate of interest on such Bank's Loans, Note or the amount of such Bank's Letter of Credit Participations or any fees payable to such Bank hereunder, (ii) postpone any date fixed for any reduction of the Commitments or any payment of principal of or interest on such Bank's Loans, Note or the amount of such Bank's Letter of Credit Participations or any fees payable to such Bank hereunder, (iii) permit any Loan Party to assign any of its obligations under the Loan Documents to any other Person or (iv) release any Collateral from the Security Interest except as required or contemplated by the Loan Documents. Each holder of a participation in any rights under the Loan Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of a Bank as fully as though it were a Bank under Sections 1.15, 7.02, 7.03, 9.02(d) and 9.07 (subject to any conditions imposed on a Bank hereunder with respect thereto) and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation; provided, however, that no holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its participation unless such amounts would have been payable to the Bank that granted such participation if such participation had not been granted.

                  (c) Loans by SPC Designees. Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank (the "Applicable Granting Bank") would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan the Applicable Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Applicable Granting Bank shall be entitled to receive any greater amount pursuant to Section 1.14, 7.02 or 7.03 than the Applicable Granting Bank would have been entitled to receive had the Applicable Granting Bank not otherwise granted such SPC the option to provide any Loan to the Borrower. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Applicable Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Bank would otherwise be liable so long as, and to the extent that, the Applicable Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Applicable Granting Bank unconditionally agrees to indemnify the Borrower, the Administrative Agent and each Bank against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Administrative Agent or such Bank, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Bank hereunder, such rights being retained by the Applicable Granting Bank. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Loan made by an SPC shall be exercised only by the Applicable Granting Bank and that each Applicable Granting Bank shall serve as the administrative agent and attorney in fact for the SPC to which it granted such option and shall on behalf of such SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Loans to the Applicable Granting Bank and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

         Section 9.11 Governing Law.

         The rights and duties of the Borrower, each Guarantor, the Administrative Agent and the Banks under this Agreement and the Notes (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

         Section 9.12 Judicial Proceedings; Waiver of Jury Trial.

         Any judicial proceeding brought against the Borrower or any Guarantor with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the City and County of New York, and, by execution and delivery of this Agreement, the Borrower and each Guarantor (a) accepts, generally and unconditionally, the non-exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower and each Guarantor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.01(a)(ii), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Administrative Agent, the Issuing Bank, the Swing Loan Lender, any Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent, the Issuing Bank, the Swing Loan Lender, any Bank or any other Indemnified Person to bring proceedings against the Borrower or any Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Borrower or any Guarantor against the Administrative Agent, the Issuing Bank, the Swing Loan Lender, or any Bank involving any Loan Document Related Claim shall be brought only in a court located in the City and State of New York. THE BORROWER, EACH GUARANTOR, THE AGENT, THE ISSUING BANK, THE SWING LOAN LENDER AND EACH BANK


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
HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

         Section 9.13 LIMITATION OF LIABILITY.

         NEITHER THE AGENT, THE ISSUING BANK, THE SWING LOAN LENDER, NOR THE BANKS NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

         Section 9.14 Severability of Provisions.

         Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower and each Guarantor hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

         Section 9.15 Counterparts.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         Section 9.16 Survival of Obligations.

         Except as otherwise expressly provided therein, the rights and obligations of the Borrower, each Guarantor, the Administrative Agent, the Issuing Bank, the Swing Loan Lender, the Banks and the other Indemnified Persons under the Loan Documents under Sections 1.14, 9.02 and 10.04 (and each other Section reasonably related thereto) shall survive the Repayment Date and the termination of the Security Interest.

         Section 9.17 Entire Agreement.

         This Agreement, the Notes and the other Loan Documents embody the entire agreement among the Borrower, each Guarantor, the Administrative Agent, the Issuing Bank, the Swing Loan Lender, and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         Section 9.18 Successors and Assigns.

         All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 9.19 Cash Collateral.


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


         If, at any time, payment, prepayment or cash collateralization of Contingent Reimbursement Obligations shall be required pursuant to any provision of any of the Loan Documents, such payment, prepayment or cash collateralization shall be made by deposit of funds in Dollars, in the amount of such payment, prepayment or cash collateralization, into a cash collateral account at the Administrative Agent's Office, which account shall be under the sole dominion and control of the Administrative Agent and is hereby pledged to the Administrative Agent for the benefit of itself, the Banks and the Issuing Bank as security for the payment of the Contingent Reimbursement Obligations and any other amounts that may become payable hereunder. Funds deposited in such account, and any income thereon, may be applied by the Administrative Agent against amounts payable under the Loan Documents as such amounts become due. Any funds remaining in such account when all Contingent Reimbursement Obligations and other amounts payable under the Loan Documents have been paid and the Repayment Date shall have occurred shall be promptly remitted to the Borrower.

         Section 9.20 Existing Pledge Agreements.

         Each of the Loan Parties that shall have executed and delivered a Pledge Agreement prior to the Restated Agreement Date hereby confirms that its Pledge Agreement remains in full force and effect and applies to the Credit Agreement as amended and restated as of the Restated Agreement Date.

                                   ARTICLE X.

                                    GUARANTY

         Section 10.01 Guaranty of Payment and Performance.

         Each Guarantor hereby (a) irrevocably, unconditionally and absolutely guarantees to each Guaranteed Party the due and punctual payment, observance and performance of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 10.03, and
(b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand; provided, however, that (i) prior to the time, if any, that Denver becomes a Wholly Owned Subsidiary, the liability of Denver pursuant to this Section 10.01 on any day shall be limited to the unpaid principal amount of the Master Intercompany Note on, and accrued and unpaid interest and fees thereunder as of, such day and (ii) the liability of Los Angeles Daily News Publishing Company pursuant to this Section 10.01 shall be limited to the maximum amount permitted under the Contracts governing the Greenco Subordinated Debt (as such Contracts exist on the Restated Agreement Date).

         Section 10.02 Limitation on Guaranty.

         It is the intention of each Guarantor and the Guaranteed Parties that the obligations of each Guarantor under the Loan Documents shall be in, but not in excess of, the maximum amount permitted by Applicable Law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor under the Loan Documents shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not


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render such Guarantor insolvent or unable to pay its Debts as they mature or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under Applicable Law, to incur obligations hereunder. Any such limitation shall be apportioned amongst the Guaranteed Obligations of the Guaranteed Parties pro rata in accordance with their respective amounts thereof. This Section 10.02 is intended solely to preserve the rights of the Guaranteed Parties under the Loan Documents to the maximum extent permitted by Applicable Law, and no Guarantor nor any other Person shall have any right under this Section 10.02 that it would not otherwise have under Applicable Law. For the purposes of this Section 10.02 and
Section 10.13, "insolvency", "unreasonably small capital" and "inability to pay Debts as they mature" shall be determined in accordance with Applicable Law.

         Section 10.03 Continuance and Acceleration of Guaranteed Obligations upon Certain Events.

                  If: (a) any Event of Default specified in Section 6.01(e) shall occur;

                  (b) any injunction, stay or the like that enjoins any acceleration, or demand for the payment, observance or performance, of any Guaranteed Obligations that would otherwise be required or permitted under the Loan Documents shall become effective; or

                  (c) any Guaranteed Obligations shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any court or governmental agency) against the Borrower;

then (i) such Guaranteed Obligations shall, for all purposes of the Loan Documents, be deemed (A) in the case of clause (c), to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against the Borrower and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the Post-Default Rate and (ii) the Guaranteed Parties to which such Guaranteed Obligations are owing may, with respect to such Guaranteed Obligations, exercise all of the rights and remedies under the Loan Documents that would be available to them during an Event of Default.

         Section 10.04 Recovered Payments.

         The Guaranteed Obligations shall be deemed not to have been paid, observed or performed, and each Guarantor's obligations under the Loan Documents in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Borrower or any other Guarantor or guarantor, or out of the proceeds of the Collateral or any other collateral, is recovered from or paid over by or for the account of any Guaranteed Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by any Guaranteed Party (whether or not consented to by the Borrower, each Guarantor or any other guarantor) of any claim for any such recovery or payment over. Each Guarantor hereby expressly agrees that it shall be liable under the Loan Documents with respect to any Guaranteed Obligation whenever such a recovery or payment over thereof occurs.

         Section 10.05 Binding Nature of Certain Adjudications.

         Each Guarantor shall be conclusively bound by the adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guaranteed Obligations, and by a judgment, award or decree entered therein, if such Guarantor shall have had the right, or shall have been given the opportunity, to participate in such action or proceeding and shall have been given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

         Section 10.06 Nature of Guarantor's Obligations.

         Each Guarantor's obligations under this Article 10 (a) are absolute and unconditional, (b) are unlimited in amount except as provided in Section 10.02,
(c) constitute a guaranty of payment and performance and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Guaranteed Obligations and (f) shall be irrevocable.

         Section 10.07 No Release of Guarantor.

         THE OBLIGATIONS OF EACH GUARANTOR UNDER THIS ARTICLE 10 SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL SUCH GUARANTOR BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, subject to Sections 10.04 and 10.11, the payment, observance and performance of the Guaranteed Obligations), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not such Guarantor shall have received notice thereof):

                  (a) (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or
(vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

                  (b) (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any other guaranties of the Guaranteed Obligations;

                  (c) (i) any failure to obtain or any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, the Collateral or any other collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof;

                  (d) any termination of or change in any relationship between such Guarantor and the Borrower, including any such termination or change resulting from a change in the ownership of such Guarantor or the Borrower or from the cessation of any commercial relationship between such Guarantor and the Borrower;

                  (e) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Guaranteed Parties, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by the Guaranteed Parties, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by the Guaranteed Parties in any proceeding under the Bankruptcy Code of the application of
Section 1111(b)(2) of such Code; and

                  (f) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF SUCH GUARANTOR UNDER THE LOAN DOCUMENTS OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF A GUARANTOR OR THIRD PARTY SURETY THEREUNDER OR DISCHARGE SUCH GUARANTOR OR THIRD PARTY SURETY FROM ANY THEREOF.

         Section 10.08 Certain Waivers.

         Each Guarantor waives, in each case to the extent permitted under any Applicable Law:

                  (a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Borrower, any other Guarantor or guarantor or the Collateral or any other collateral for the Guaranteed Obligations;

                  (b) all defenses (other than payment of the Guaranteed Obligations) to, and all setoffs, counterclaims and claims of recoupment against, the Guaranteed Obligations that may at any time be available to the Borrower or any other Guarantor or guarantor;

                  (c) (i) notice of acceptance of and intention to rely on the Loan Documents, (ii) notice of the making or renewal of any Loans, the issuance of any Letters of Credit or other extensions of credit hereunder and of the incurrence or renewal of any other Guaranteed Obligations, (iii) notice of any of the matters referred to in Section 10.07 and (iv) all other notices that may be required by Applicable Law or otherwise to preserve any rights against such Guarantor under the Loan Documents, including any notice of default, demand, dishonor, presentment and protest;

                  (d) any defense based upon, arising out of or in any way related to (i) any claim that any sale or other disposition of the Collateral or any other collateral for the Guaranteed

Obligations was not conducted in a commercially reasonable fashion or that a public sale, should the Guaranteed Parties have elected to so proceed, was, in and of itself, not a commercially reasonable method of sale, (ii) any claim that any election of remedies by the Guaranteed Parties, including the exercise by the Guaranteed Parties of any rights against the Collateral or any other collateral, impaired, reduced, released or otherwise extinguished any right that such Guarantor might otherwise have had against the Borrower, any other Guarantor or any other guarantor or against the Collateral or any other collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (iii) any claim based upon, arising out of or in any way related to any of the matters referred to in
Section 10.07 and (iv) any claim that the Loan Documents should be strictly construed against the Guaranteed Parties; and

                  (e) ALL OTHER DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS CLAUSE (e), BE AVAILABLE TO A GUARANTOR OR THIRD PARTY SURETY AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS UNDER THIS
ARTICLE 10.

         Section 10.09 Independent Credit Evaluation.

         Each Guarantor has independently, and without reliance on any information supplied by the Guaranteed Parties, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Borrower, and the Guaranteed Parties shall have no duty to advise any Guarantor of information at any time known to them regarding such financial condition or affairs.

         Section 10.10 Subordination of Rights Against the Borrower, Other Guarantors and Collateral.

         All rights that any Guarantor may at any time have against the Borrower, any other Guarantor or guarantor or the Collateral or any other collateral for the Guaranteed Obligations, and all obligations that the Borrower or any other Guarantor or guarantor may at any time have to any Guarantor, in each case arising out of the performance by such Guarantor of its obligations under this Article 10, are hereby expressly subordinated to the prior payment, observance and performance in full of the Guaranteed Obligations. No Guarantor shall enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 10.10 until the Guaranteed Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by any Guarantor (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 10.10, such amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties, not commingled with any of such Guarantor's other funds and forthwith paid over to the Administrative Agent, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Guaranteed Obligations and the obligations of such Guarantor under the Loan Documents.

         Section 10.11 Economic Benefits; Solvency.

         Each Guarantor represents and warrants that:

                  (a) The execution and delivery by the Administrative Agent and the Banks of this Agreement, and the extensions of credit by the Banks hereunder, constitute indirect economic benefit to such Guarantor at least equal to such amount of its obligations under this Article 10.

                  (b) The guarantee by such Guarantor of the Guaranteed Obligations and the incurrence by it of its other obligations under the Loan Documents will not render such Guarantor insolvent or unable to pay its Debts as they mature or leave such Guarantor with unreasonably small capital.

                  (c) It does not intend to incur Debts, including those under the Loan Documents, that would be beyond its ability to pay as such Debts mature.

                                  ARTICLE XI.

                                 INTERPRETATION

         Section 11.01 Defined Terms.

         For the purposes of this Agreement:

         "AT&T" means AT&T Broadband, LLC, a Delaware limited liability company.

         "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

         "Adjusted Eurodollar Rate" means, for any Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) equal to the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by
(b) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

         "Administrative Agent" means The Bank of New York, as agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial
Code) of the Banks under the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 8.08.

         "Administrative Agent's Office" means the address of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.01(a)(ii).

         "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

         "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

         "Agreement Date" means May 12, 1999, being the date that this Agreement (prior to the amendment and restatement hereof as of the Restated Agreement
Date) originally became effective.

         "Applicable Law" means, anything in Section 9.11 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

         "Bank" means (a) the Administrative Agent and any Person listed on the signature pages hereof following the Administrative Agent and (b) any Person that has been assigned any or all of the rights or obligations of a Bank pursuant to and in accordance with Section 9.10(a).

         "Bank Nonparticipation" means (i) the inability of any Bank to acquire any Letter of Credit Participation pursuant to Section 1.03(e) or to make any payment required by it under Section 1.03(h) because of such Bank's having been subject to receivership, insolvency or other similar laws, (ii) the refusal of any Bank to acquire any Letter of Credit Participation pursuant to Section 1.03(e) or to make any payment required by it under Section 1.03(h) or (iii) the giving by any Bank to the Issuing Bank of any notice (which has not been retracted) of its intention not to so acquire any Letter of Credit Participation or to make any such required payment, in each case without limiting the rights and remedies of the Borrower against such Bank arising out of any of the foregoing.

         "Bank Tax" means any Tax based on or measured by net income or franchise taxes (imposed in lieu of net income taxes) imposed upon any Bank or the Administrative Agent by any jurisdiction (or any political subdivision thereof) in which such Bank, the Administrative Agent or any Lending Office is organized or located or doing business that is unrelated to this Agreement.

         "Base Financial Statements" means the most recent, audited, consolidated balance sheet of the Borrower and the Consolidated Subsidiaries referred to in Schedule 5.02(a) and the related statements of income, retained earnings and cash flows for the fiscal year ended with the date of such balance sheet.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(a) the Prime Rate in effect on such day and (b) the sum of the Federal Funds Rate in effect on such day plus 1/2%.

         "Base Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

         "Base Rate Margin" means, with respect to RC Loans or Term Loans that are Base Rate Loans outstanding on any day during each period beginning on the 45th day of each fiscal quarter and ending on the 45th day of the immediately succeeding fiscal quarter, such percentage as set forth in column A of the following table for RC Loans, and such percentage as set forth in column B of the following table for Term Loans, in each case opposite the applicable ratio of Consolidated Debt to Operating Cash Flow determined as of the end of the fiscal quarter immediately preceding such period:

                                                                       Applicable Base
                                                                         Rate Margin
                                                             -----------------------------------
                    Ratio of Consolidated                        A                        B
                 Debt to Operating Cash Flow                 RC Loans                 Term Loans
               ------------------------------                --------                 ----------
                             6.00:1                           0.875%                    1.125%
               <6.00:1 but         >or=5.50:1                 0.750%                    1.125%
               <5.50:1 but         >or=5.00:1                 0.375%                    0.875%
               <5.00:1 but         >or=4.50:1                 0.125%                    0.625%
               <4.50:1 but         >or=4.00:1                 0.000%                    0.375%
                             <4.00:1                          0.000%                    0.250%

Notwithstanding the foregoing, if Indebtedness of the Borrower hereunder shall increase or decrease at any time during any such period (as the result of the borrowing of Loans, the drawing under Letters of Credit or the repayment of Loans or such drawings) by an amount sufficient to cause a change in the Base Rate Margin, such change in the Base Rate Margin shall take effect on the day of such increase or decrease in Indebtedness hereunder, as the case may be.

Notwithstanding the foregoing, the Base Rate Margin applicable to Term Loans will be (x) for each day during the period from the Restated Agreement Date to the sixth month anniversary thereof, 1.125% and (y) for each day during the period from the sixth month anniversary of the Restated Agreement Date to the one year anniversary of the Restated Agreement Date, the greater of (i) 0.875% and (ii) such percentage as set forth in Column B of the above table opposite the applicable ratio of Consolidated Debt on such day to Operating Cash Flow determined as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.01.

         "Benefit Plan" means, with respect to any Person, at any time, any employee benefit plan (including a Multiemployer Benefit Plan) subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, for which the funding requirements are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person. Unless otherwise specified, "Benefit Plan" means a Benefit Plan of the Borrower or any of its ERISA Affiliates.

         "Borrower" means MediaNews Group, Inc., a Delaware corporation.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized to close.

         "California Partnership" means California Newspapers Partnership, a Delaware general partnership.

         "Capital Expenditures" means any expenditures in respect of the purchase or other acquisition (by way of the acquisition of securities of a Person or otherwise) of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations or acquired with proceeds of insurance for the purpose of replacement thereof) and excluding Investments to which Section 4.11 is by its express terms inapplicable.

         "Capital Security" means, with respect to any Person, (a) any share of capital stock of, partnership or membership interest in, or other unit of ownership interest in such Person or (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of, partnership or membership interest in, or other unit of ownership interest in such Person.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition thereof by the Borrower or a Consolidated Subsidiary, (b) time deposits and certificates of deposit of a Bank or any United States commercial bank of recognized standing having capital and surplus in excess of $500,000,000, with maturities of not more than 90 days from the date of acquisition thereof by the Borrower or a Consolidated Subsidiary,
(c) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by the parent corporation of a Bank or any United States commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and any other commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within 90 days after the date of acquisition thereof by the Borrower or a Consolidated Subsidiary.

         "Cash Flow Percentage" means, as of the date of any sale or exchange of capital stock or assets, the ratio, expressed as a percentage, derived by dividing (a) Operating Cash Flow attributable thereto for the four consecutive fiscal quarters of the Borrower ending on, or most recently ended prior to, such date for which financial information is available and has been delivered to the Banks hereunder prior to such date of sale or exchange by (b) Operating Cash Flow of the Borrower and its Consolidated Subsidiaries for such period.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all property subject to a Lien created pursuant to the Loan Documents.

         "Commitment" means, with respect to any Bank, such Bank's Term Loan Commitment and RC Commitment.

         "Consolidated Debt" means, at any time, the consolidated Indebtedness of the Borrower and its Restricted Subsidiaries (including, for this purpose, each JOA, to the extent of the Borrower's common equity ownership on a fully diluted basis in such JOA) as of such time, minus for purposes of determining the ratio of Consolidated Debt to Operating Cash Flow and the ratio of Consolidated Senior Debt to Operating Cash Flow, the aggregate amount, if any, of (x) cash and Cash Equivalents held at such time by the Borrower and its Restricted Subsidiaries in excess of $2,000,000 and (y) the Greenco Subordinated Debt outstanding at such time.

         "Consolidated Fixed Charges" means, as of any date of determination, the following, determined with respect to the immediately preceding four fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(c), the sum of (a) all Required Repayments, and all other payments of principal of the Term Loans and all other Indebtedness (including capital leases) of the Borrower and its Restricted Subsidiaries scheduled to have been made during such period, determined on a consolidated basis, (b) the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries during such period, (c) Interest Expense for such period and (d) without duplication, taxes paid in cash and payments in respect of taxes made by the Borrower or any Restricted Subsidiary pursuant to the the Denver Tax Sharing Agreement during such period.

         "Consolidated Net Income" means, for any period, the amount of consolidated net income of the Borrower and the Restricted Subsidiaries for such period (taken as a cumulative whole); provided, that there shall be excluded:
(a) any net income (or net loss) of a Restricted Subsidiary (i) for any period during which it was not a Restricted Subsidiary or (ii), in case of any such net income, to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the time permitted by operation of the terms of any Contract (other than this Agreement) or Applicable Law; (b) any net income (or net loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Borrower or such Subsidiary in the form of cash dividends or similar distributions; (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period; (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets; provided, that there shall also be excluded any related charges for taxes thereon; (e) any net gain arising from the collection of the proceeds of any insurance policy;
(f) any write-up of any asset; (g) any net gains resulting from the extinguishment or defeasance of any Indebtedness; (h) any earnings from discontinued businesses; and (i) any extraordinary gains or losses.

         "Consolidated Senior Debt" means, at any time, Consolidated Debt other than Subordinated Debt as of such time.

         "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

         "Consolidated Tax Subsidiary" means a Subsidiary which could elect to file consolidated, combined, unitary or similar group Tax returns with the Borrower or another Subsidiary.

         "Contingent Reimbursement Obligation" means the contingent obligation of the Borrower to reimburse the Issuing Bank for any Drawings that may in the future be made under an outstanding Letter of Credit, whenever issued. Without limiting the foregoing, the amount of all Contingent Reimbursement Obligations at any time shall be the aggregate amount available to be drawn under outstanding Letters of Credit at such time.

         "Contract" means (a) any agreement, including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

         "Contribution Agreement" means the Contribution Agreement relating to the formation of the California Partnership dated March 3, 1999 among the Borrower, Alameda Newspapers, Inc., V&P Publishing, Inc., Internet Media Publishing, Inc., DR Partners, a Nevada general partnership, Media West-SBC, Inc., a Delaware corporation, and The Sun Company of San Bernardino, California, a California corporation.

         "Debt" means any Liability that constitutes "debt" or "Debt" under section 101(12) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

         "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Denver" means the Denver Post Corporation, a Delaware corporation.

         "Denver Acquisition Documents" means the Denver Contribution Agreement and the Denver Shareholders Agreement.

         "Denver Contribution Agreement" means the Contribution and Sale Agreement dated as of May 11, 2000 among Denver, ECP, DNA and DPC.

         "Denver Effective Date" means the "Closing Date," as such term is defined in the Denver Contribution Agreement.

         "Denver JOA" means DNA.

         "Denver JOA Agreement" means the Joint Operating Agreement dated as of May 11, 2000 among Denver, ECP, DNA and DPC.

         "Denver JOA Documents" means the Denver Contribution Agreement and the Denver JOA Agreement.

         "Denver Shareholders' Agreement" means the Third Amended and Restated Shareholders' Agreement dated as of June 30, 1999 among the Borrower, Denver and Media General.

         "Denver Stock Purchase Agreement" means the Stock Purchase Agreement between the Borrower and Media General in respect of the purchase by the Borrower of 20 shares of Denver's Class A Common Stock.

          "DNA" means Denver Newspaper Agency LLC, a Delaware limited liability company.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Domestic Lending Office" of any Bank or the Swing Loan Lender means
(a) the branch or office of such Bank or the Swing Loan Lender set forth below such Bank's or the Swing Loan Lender's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Domestic Lending Office" in the Notice of Assignment given to the Borrower, the Issuing Bank, the Swing Loan Lender and the Administrative Agent with respect to such assignment or (b) such other branch or office of such Bank or the Swing Loan Lender designated by such Bank or the Swing Loan Lender from time to time as the branch or office at which its Base Rate Loans and Letter of Credit Participations or Swing Loans, as the case may be, are to be made or maintained.

         "DPC" means The Denver Publishing Company, a Colorado corporation.

         "Drawing" means the presentation and payment of a drawing under a Letter of Credit.

         "ECP" means Eastern Colorado Production Facilities, Inc., a Delaware corporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means, with respect to any Person, any other Person, including a Subsidiary or other Affiliate of such first Person, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c),
(m) or (o) of which such first Person is a member.

         "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the relevant interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in the jurisdiction in which such interbank market is located.

         "Eurodollar Lending Office" of any Bank means (a) the branch or office of such Bank set forth below such Bank's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Eurodollar Lending Office" in the Notice of Assignment given to the Borrower, the Issuing Bank, the Swing Loan Lender and the Administrative Agent with respect to such assignment or (b) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

         "Eurodollar Rate" means, for any Interest Period, the rate per annum determined by the Administrative Agent to be the rate (rounded upward, if necessary, to the next higher 1/16 of

1%) per annum at which The Bank of New York offered or would have offered to place with first-class banks in the interbank market selected by The Bank of New York deposits in Dollars in amounts comparable to the Eurodollar Rate Loan of The Bank of New York to which such Interest Period applies, for a period equal to such Interest Period, at the time as of which The Bank of New York makes such determination.

         "Eurodollar Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted Eurodollar Rate.

         "Eurodollar Rate Margin" means, with respect to RC Loans or Term Loans that are Eurodollar Rate Loans outstanding on any day during any period beginning on the 45th day of each fiscal quarter and ending on the 45th day of the immediately succeeding fiscal quarter, such percentage as set forth in column A of the following table for RC Loans and column B of the following table for Term Loans, in each case opposite the applicable ratio of Consolidated Debt to Operating Cash Flow determined as of the end of the fiscal quarter immediately preceding such period:

                                                                    Applicable Eurodollar
                                                                         Rate Margin
                                                             -----------------------------------
                    Ratio of Consolidated                        A                        B
                 Debt to Operating Cash Flow                 RC Loans                 Term Loans
               ------------------------------                --------                 ----------
                             6.00:1                           2.125%                    2.375%
               <6.00:1 but      > or = 5.50:1                 2.000%                    2.375%
               <5.50:1 but      > or = 5.00:1                 1.625%                    2.125%
               <5.00:1 but      > or = 4.50:1                 1.375%                    1.875%
               <4.50:1 but      > or = 4.00:1                 1.125%                    1.625%
                             <4.00:1                          1.000%                    1.500%

Notwithstanding the foregoing, if Indebtedness of the Borrower hereunder shall increase or decrease at any time during any such period (as the result of the borrowing of Loans, the drawing under Letters of Credit or the repayment of Loans or such drawings) by an amount sufficient to cause a change in the Eurodollar Rate Margin, such change in the Eurodollar Rate Margin shall take effect on the day of such increase or decrease in Indebtedness hereunder, as the case may be.

Notwithstanding the foregoing, the Eurodollar Rate Margin applicable to Term Loans will be (x) for each day during the period from the Restated Agreement Date to the sixth month anniversary thereof, 2.375% and (y) for each day during the period from the sixth month anniversary of the Restated Agreement Date to the one year anniversary of the Restated Agreement Date, the greater of (i) 2.125% and (ii) such percentage as set forth in Column B of the above table opposite the applicable ratio of Consolidated Debt on such day to Operating Cash Flow determined as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.01.

         "Event of Default" means any of the events specified in Section 6.01.

         "Excess Cash Flow" means, for any period, the excess of (a) Operating Cash Flow for such period (without giving effect to any adjustment thereto pursuant to the second sentence of the definition of Operating Cash Flow) over
(b) the sum of (i) Consolidated Fixed Charges for such period, (ii) the amount of payments of non-operating liabilities as determined in the consolidated statements of cash flows for such period delivered pursuant to Section 5.01 and
(iii) $2,000,000.

         "Excess Net Proceeds" has the meaning set forth in Section
1.08(b)(iii).

         "Existing Debt" means (i) any Indebtedness outstanding on the Restated Agreement Date, to the extent set forth on Schedule 4.05 and (ii) any Indebtedness that constitutes a renewal, extension or replacement of any Existing Debt, but only if (A) at the time such Indebtedness is entered into and immediately after giving effect thereto, no Default would exist, (B) such Indebtedness is binding only on the obligor or obligors under the Indebtedness so renewed, extended or replaced, (C) the principal amount of the Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended or replaced, (D) the Indebtedness bears interest at a rate per annum not exceeding the rate borne by the Indebtedness so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase and
(E) such Indebtedness does not mature earlier, or amortize (whether by scheduled or mandatory prepayment or commitment reduction, or otherwise) more rapidly, than the Indebtedness so renewed, extended or replaced.

         "Existing Guaranty" means (i) any Guaranty outstanding on the Restated Agreement Date, to the extent set forth on Schedule 4.06 and (ii) any Guaranty that constitutes a renewal, extension or replacement of an Existing Guaranty, but only if (A) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (B) such Guaranty is binding only on the obligor or obligors under the Guaranty so renewed, extended or replaced,
(C) the principal amount of the obligations Guaranteed by such Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended or replaced and (D) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

         "Existing Investment" means any Investment outstanding on the Restated Agreement Date, to the extent set forth on Schedule 4.11, and any renewal or extension thereof not involving an increase therein as the result of an additional investment by the Borrower or any Subsidiary.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by The Bank of New York from three Federal funds brokers of recognized standing selected by such bank.

         "Fee Letter" means the letter dated December 27, 2000 from The Bank of New York and BNY Capital Markets, Inc. to the Borrower.

         "First Restated Agreement Date" means June 30, 1999, after giving effect to the amendment and restatement of this Agreement on such date.

         "Funded Current Liability Percentage" has the meaning ascribed to that term in Code Section 401(a)(29).

         "Generally Accepted Accounting Principles" or "GAAP" means (a) in the case of the Base Financial Statements, generally accepted accounting principles as in effect at the time of issuance of the Base Financial Statements and (b) in all other cases, the accounting principles followed in the preparation of the Base Financial Statements.

         "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

         "Greenco" means Greenco, Inc., a Delaware corporation.

         "Greenco Note" means the subordinated promissory note executed by Borrower to the order of Greenco, in the form set out in Exhibit A 1 to the Greenco Note Purchase Agreement, and any replacement note executed by Newco in substantially the same form.

         "Greenco Note Purchase Agreement" means the Subordinated Note Purchase Agreement dated as of January 30, 1998 between the Borrower and Greenco.

         "Greenco Subordinated Debt" means the Indebtedness of Borrower and Newco under the Greenco Note, including any Guaranty given by Borrower pursuant to section 8.6(a) of the Greenco Note Purchase Agreement.

         "Guaranteed Obligations" means all Liabilities of the Borrower owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, the Guaranteed Parties under the Loan Documents or any Interest Rate Protection Agreement entered into with a Bank or any of its Affiliates (i) WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, (ii) whether owing to, or in favor or for the benefit of, or purporting to be owing to or in favor or for the benefit of, Persons that are Guaranteed Parties as of the Restated Agreement Date or that become Guaranteed Parties by reason of any succession or assignment at any time thereafter and (iii) WHETHER OR NOT AN ALLOWABLE CLAIM AGAINST THE BORROWER UNDER THE BANKRUPTCY CODE OR OTHERWISE ENFORCEABLE AGAINST THE BORROWER AND INCLUDING, IN ANY EVENT, INTEREST AND OTHER LIABILITIES ACCRUING OR ARISING AFTER THE FILING BY OR AGAINST THE BORROWER OF A PETITION UNDER THE BANKRUPTCY CODE THAT WOULD HAVE SO ACCRUED OR ARISEN BUT FOR THE FILING OF SUCH A PETITION.

         "Guaranteed Parties" means all Persons that are, or at any time were, the Agent, the Issuing Bank, the Swing Loan Lender, a Bank or any other Indemnified Person.

         "Guarantor" means (a) each Restricted Subsidiary of the Borrower as of the Restated Agreement Date (other than the California Partnership, Denver's Subsidiaries and York Newspaper Company) and, (b) each other Subsidiary that shall have executed and delivered a Subsidiary Guaranty Supplement, in each case for so long as any such Subsidiary remains a Restricted Subsidiary.

         "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning.

         "Indebtedness" of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (d) any obligation of such Person as lessee under a capital lease to the extent that such obligations are required to be capitalized in accordance with GAAP, (e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or a Wholly Owned Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (h) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person,
(i) any Indebtedness of others Guaranteed by such Person and (j) any monetary obligation of such Person arising out of a non-competition agreement entered into by such Person in connection with the acquisition of assets, stock, or other equity interest of a third Person. Notwithstanding the foregoing, (x) Mandatorily Redeemable Stock of the Borrower in an aggregate amount not in excess of $100,000,000 shall not constitute Indebtedness (except for purposes of determining Interest Expense) so long as the terms thereof and of any security, instrument or other item of Indebtedness into which such Mandatorily Redeemable Stock may be converted (A) do not require the payment, redemption, purchase or other retirement of any portion thereof prior to the date that is one year after the Term Loan Maturity Date, and (B) do not provide for, or could not otherwise result in, the acceleration of any payment required to be made in respect thereof to a date that is prior to such date, (y) for purposes of Sections 4.20 through 4.24 and for purposes of determining the Base Rate Margin, the Eurodollar Rate Margin and the commitment fees payable pursuant to Section 1.09(a), Indebtedness of the California Partnership shall constitute Indebtedness only to the extent of (1) in the case of Existing

Indebtedness, 100% of the amount thereof and (2) in the case of other Indebtedness, the percentage thereof equal to the Borrower's percentage ownership interest in the California Partnership on the date of determination and (z) the obligations of the Borrower under Section 1.6 of the Denver Stock Purchase Agreement and under Article 4 of the Denver Shareholders' Agreement shall not constitute Indebtedness.

         "Indemnified Person" means any Person that is, or at any time was, the Administrative Agent, the Issuing Bank, the Swing Loan Lender, a Bank, an Affiliate of the Administrative Agent, the Issuing Bank, the Swing Loan Lender or a Bank or a director, officer, employee or agent of any such Person.

         "Information" means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

         "Installment Payment Date" means the last day of March, June, September and December of each year.

         "Intellectual Property" means (a) (i) patents and patent rights, (ii) trademarks, trademark rights, trade names, trade name rights, company names, business names, trade styles, service marks, logos and general intangibles of like nature and (iii) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (b) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (a), and (c) rights relating to any Intellectual Property referred to in clause (a) or (b), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

         "Intercompany Debt" means Indebtedness owed by the Borrower or any Consolidated Subsidiary to the Borrower or any Restricted Subsidiary (other than so long as such Person is not a Wholly Owned Subsidiary, the California Partnership, Denver and its Subsidiaries).

         "Interest Expense" means, for any period, without duplication, the sum of all interest payments and payments in the nature of interest under capital leases and Mandatorily Redeemable Stock, payable during such period by the Borrower and its Restricted Subsidiaries, with respect to all Indebtedness of such Persons.

         "Interest Payment Date" means the last day of March, June, September and December of each year.

         "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a Eurodollar Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, depending on the Type of Loan, on the same day in the first, second, third, sixth or, if made available by all of the Banks, twelfth calendar month thereafter, except that (a) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which






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

case such Interest Period shall end on the next preceding Eurodollar Business Day and (b) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month.

         "Interest Rate Protection Agreement" means any interest rate protection agreement, future, option swap, cap or collar agreement or other arrangement designed to fix interest rates or otherwise hedge against fluctuations in interest rates.

         "Internet Media Publishing" means Internet Media Publishing, Inc., a Delaware corporation.

         "Investment" of any Person means (a) any Capital Security, evidence of Indebtedness or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to, or any contribution to the capital of, any other Person and (c) any other investment in any other Person. For all purposes hereof, "Investment" shall include any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to the definition of "Restricted Subsidiary," and the amount of any such Investment shall be the fair market value of the Subsidiary so redesignated at the time of such redesignation, as reasonably determined by the Borrower, and as set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, so long as such valuation is reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, "Investment" shall not include purchases or other acquisitions of Capital Securities of Restricted Subsidiaries by the Borrower or a Restricted Subsidiary.

         "Issuing Bank" means The Bank of New York, or such other Bank as the Borrower, such Bank and The Bank of New York shall agree, in each case in its capacity as the issuer of each Letter of Credit.

         "JOA" means the Denver JOA, the Salt Lake JOA and any other Person (other than a Subsidiary) formed and managed pursuant to a joint operating agreement (providing for a joint operating agency with respect to the production, sales, distribution and administrative functions for two or more newspapers in the same market) to which the Borrower or any Restricted Subsidiary is a party and in which the Borrower or any Restricted Subsidiary has an equity interest.

         "K-T" means Kearns-Tribune, LLC, a Delaware limited liability company.

         "LC Commitment" means at any time $15,000,000 minus the pro rata share thereof (computed on the basis of the RC Commitments at such time) of each Nonparticipating Bank.

         "Lending Office" of any Bank means the Domestic Lending Office or the Eurodollar Lending Office of such Bank.

         "Letter of Credit" means a letter of credit issued by the Issuing Bank pursuant to Section 1.03.

         "Letter of Credit Participation" means, in the case of any Bank (other than the Issuing Bank) with respect to any Letter of Credit, the participation interest of such Bank in such Letter of Credit acquired pursuant to Section 1.03(e) and, in the case of the Issuing Bank, its retained interest in such Letter of Credit. The amount of the Letter of Credit Participation of a Bank (including the Issuing Bank) in any Letter of Credit at any time shall be deemed to be the amount equal to such Bank's pro rata share (determined on the basis of the RC Commitments at such time of each of the Banks) of the sum of (a) the aggregate unpaid amount of all Drawings thereunder at such time and (b) the amount of the Contingent Reimbursement Obligation with respect thereto at such time that shall not have been prepaid or cash collateralized in accordance with the terms hereof at such time.

         "Liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

         "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LLC Interests" means all of the outstanding limited liability company interests of K-T.

         "Loan" means any RC Loan, Term Loan or Swing Loan.

         "Loan Document Related Claim" means any claim or dispute (whether arising under Applicable Law, including any "environmental" or similar law, under Contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

         "Loan Document Representation and Warranty" means any "Representation and Warranty" as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

         "Loan Documents" means (a) this Agreement, the Notes, and the Pledge Agreements and (b) all other material agreements, documents and instruments relating to, arising out of, or in any way connected with (i) any agreement, document or instrument referred to in clause (a), or (ii) any other agreement, document or instrument referred to in this clause (b).

         "Loan Party" means any Person (other than the Administrative Agent, the Issuing Bank, the Swing Loan Lender, the Documentation Agent or a Bank) that is a party to a Loan Document.

         "Los Angeles Daily News" means the Los Angeles Daily News Publishing Company, a Delaware corporation.

         "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person (other than upon the occurrence of an event of default in connection therewith), (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise,
(ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

         "Master Intercompany Note" means the promissory note in the form of Exhibit A-3, dated the Restated Agreement Date, issued by Denver in favor of the Borrower.

         "Materially Adverse Effect" means, (a) with respect to any Person, any materially adverse effect on such Person's business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons "taken as a whole", any materially adverse effect on such Persons' business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with Generally Accepted Accounting Principles,
(c) with respect to any Loan Document, any materially adverse effect, on the binding nature, validity or enforceability thereof as an obligation of any Loan Party that is a party thereto and (d) with respect to any Collateral, or any category of Collateral, pledged by any Loan Party, a materially adverse effect on its value as Collateral or its utility in such Loan Party's business or a materially adverse effect on the validity, perfection, priority or enforceability of the Security Interest therein.

         "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

         "Media General" means Media General, Inc., a Virginia corporation.

         "Money Market Investment" means (a) any security issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having a remaining maturity of not more than one year,
(b) any certificate of deposit, eurodollar time deposit and bankers' acceptance with remaining maturity of not more than one year, any overnight bank deposit, and any demand deposit account, in each case with any Bank or with any United States commercial bank having capital and surplus in excess of $500,000,000 and rated B or better by Thomson Bankwatch Inc., (c) any repurchase obligation with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) any commercial paper issued by any Bank or the parent corporation of any Bank and any other commercial paper rated A-1 or higher by Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. or Prime-1 by Moody's Investors Service, Inc. and in any case having a remaining maturity of not more than one year and any other short-term instrument consented to by the Administrative Agent.

         "Multiemployer Benefit Plan" means any Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "1999 Indenture" means the Indenture dated as of March 16, 1999 between the Borrower and The Bank of New York, as trustee, with respect to the 1999 Subordinated Notes.

         "1999 Subordinated Notes" means the 8-5/8% Senior Subordinated Notes due 2011, Series A and Series B, of the Borrower.

         "1997 Indenture" means the Indenture dated October 1, 1997 between the Borrower and The Bank of New York, as trustee, with respect to the 1997 Subordinated Notes.

         "1997 Subordinated Notes" means the 8-3/4% Senior Subordinated Notes due 2009, Series A and Series B, of the Borrower.

         "Net Proceeds" means the proceeds received by the Borrower or any Subsidiary in cash from the sale, lease, assignment or other disposition of any asset or property (other than sales of assets in the ordinary course of business, which, for purposes of this definition, shall not include any disposition of assets in which the total consideration received or receivable is in excess of $500,000), net of (a) reasonable and customary fees, costs and expenses incurred in connection with such sale, lease, assignment or other disposition and payable by or on behalf of the seller or the transferor of the assets to which such sale or disposition relates, (b) the amount of all foreign, Federal, state and local taxes payable as a direct consequence of such sale, lease, assignment or other disposition and (c) the amount of the Indebtedness and other Liabilities, if any, attributable to or associated with such asset or property and repaid out of such proceeds. For this purpose, all proceeds of insurance paid on account of the loss of or damage to any such asset or property, or group of assets or properties, and awards of compensation for any such asset or property, or group of assets or properties, taken by condemnation or eminent domain shall be deemed to be Net Proceeds (provided that, in the case of proceeds from insurance paid with respect to any loss or damage to any asset, such proceeds, or any portion thereof, shall not constitute Net Proceeds if the Administrative Agent has received notice from the Borrower or any Subsidiary of its intention to use such proceeds or portion thereof at the time of such loss or damage, and such proceeds or portion thereof are in fact so used within one year after the occurrence of such loss or damage to repair, restore or replace such asset).

         "Newco" shall have the meaning ascribed thereto in the Greenco Note Purchase Agreement.

         "New England Internet Media Publishing" means New England Internet Media Publishing, Inc., a Delaware corporation.

         "Nonparticipating Bank" means a Bank designated by the Issuing Bank as a Bank with respect to which a Bank Nonparticipation has occurred. The designation of a Bank by the Issuing Bank as a "Nonparticipating Bank" shall not affect the status of such Bank as a Participating Bank in respect of Letters of Credit issued prior to such designation.

         "Note" means any promissory note in the form of Exhibit A-1 or, as the context may require, any Swing Note.

         "Notice of Assignment" means any notice to the Borrower, the Issuing Bank, the Swing Loan Lender and the Administrative Agent with respect to an assignment pursuant to Section 9.10(a) in the form of Schedule 9.10(a).

         "Operating Cash Flow" means, as of any date of determination, the following, determined with respect to the immediately preceding four fiscal quarters of the Borrower for which financial statements of the Borrower have been delivered pursuant to Section 5.01(a) or 5.01(c), as the case may be: (A) revenues less (B) the sum of (i) cost of sales, (ii) management fees and (iii) selling, general and administrative expenses (excluding, for any such period of four fiscal quarters ending on or prior to March 31, 2001, expenses incurred in connection with the internet activities of the Borrower and the Restricted Subsidiaries, in an aggregate amount not in excess of $1,000,000), in each case for clauses (A) and (B), of the Borrower and its Restricted Subsidiaries (including, for this purpose, each JOA), for such period, determined on a consolidated basis and in accordance with GAAP (except that such items will be included for each JOA on a pro rata consolidation basis) plus (C) the lesser of
(i) dividends received in cash from any Person (other than each JOA) not constituting a Restricted Subsidiary hereunder for such period and (ii) the Borrower's and its Restricted Subsidiaries' percentage interest in the net income of such Person; provided that, (x) if any such Restricted Subsidiary (including, for this purpose, each JOA that is not otherwise a Restricted Subsidiary) is not a Wholly Owned Restricted Subsidiary of the Borrower, revenues, cost of sales, management fees and selling, general and administrative expenses of such Restricted Subsidiary and its Subsidiaries shall be included only to the extent of the Borrower's direct or indirect common equity ownership on a fully diluted basis therein or, in the case of the Salt Lake JOA or any other JOA, any greater or lesser percentage thereof representing the allocation to the Borrower or any Restricted Subsidiary of the profits and losses of such JOA pursuant to, in the case of the Salt Lake JOA, the Salt Lake JOA Agreement and, in each other case, the applicable Contract providing for such allocation, a copy of which shall have been furnished to the Administrative Agent (provided, that, so long as (a) no dividends or other distributions have been made to Media General or its Affiliates in respect of the Capital Securities of Denver owned by it or its Affiliates (other than payments under the Denver Tax Sharing Agreement) and (b) the liability of Denver pursuant to Section 10.01 continues to be limited in accordance with the proviso contained therein and has not been reduced to zero, 100% of the revenues, cost of sales, management fees and selling, general and administrative expenses of Denver and its Subsidiaries shall be included) and (y) operating cash flow of any Restricted Subsidiary (including, for this purpose, each JOA) shall be excluded if and to the extent that, the declaration of dividends or distribution by that Subsidiary of such operating cash flow is not, at the time, permitted directly or indirectly, by the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to that Subsidiary. Notwithstanding the foregoing, Operating Cash Flow for any period shall be calculated after giving effect on a pro forma basis for the period of such calculation to (a) the sale or other disposition of any Restricted Subsidiary (including, for this purpose, the redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to the definition of "Restricted Subsidiary") or of all or substantially all of the assets of any Restricted Subsidiary during such period and up to and including the date of determination (the "Reference Period") and (b) the acquisition by the Borrower or any Restricted Subsidiary during the Reference Period of any other Person which, as a result of such acquisition, becomes a Restricted Subsidiary of the Borrower (including, for this purpose, the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of "Restricted Subsidiary"), or the acquisition of assets during the Reference Period from any Person which constitutes all or substantially all of an operating unit or business of such Person, as if such sale or disposition or acquisition (including any such redesignation) occurred on the first day of the period of such calculation; provided that to the extent that this sentence requires that pro forma effect be given to an acquisition of, or an acquisition of all or substantially all of an operating unit or business from, any Person, such pro forma calculation shall be based upon the four full fiscal quarters of such Person or operating unit or business for which financial information is available immediately preceding such acquisition.

         "Participating Bank" means a Bank that is not a Nonparticipating Bank. A Participating Bank shall remain a Participating Bank in all Letters of Credit with respect to which it was a Participating Bank prior to its designation as a Nonparticipating Bank.

         "Participating Bank Percentage" means, for a Participating Bank, with respect to any Letter of Credit, the fraction, expressed as a percentage, the numerator of which is such Participating Bank's RC Commitment and the denominator of which is the sum of the aggregate amount of the RC Commitments of all Banks that are, at the time of issuance of such Letter of Credit, Participating Banks.

         "Partnership Agreement" means the Partnership Agreement relating to the California Partnership dated March 31, 1999 among West Coast MediaNews, Donrey Newspapers LLC, The Sun Company of San Bernardino, California and MediaWest-SBC, Inc.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Guaranty" means any Guaranty that is (a) an endorsement of a check for collection in the ordinary course of business or (b) a Guaranty of and only of the obligations of the Loan Parties under the Loan Documents.

         "Permitted Lien" means (a) with respect to any asset that does not constitute Collateral, (i) any Lien securing and only securing the obligations of the Loan Parties under the Loan Documents; (ii) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with
Section 4.01(v) and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (iii) any Lien on the properties and assets of a Restricted Subsidiary of the Borrower securing an obligation owing to the Borrower; (iv) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (v) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days; (vi) any Lien existing on (A) any property or asset of any Person at the time such Person becomes a Restricted Subsidiary or (B) any property or asset at the time such property or asset is acquired by the Borrower or a Restricted Subsidiary, but only, in the case of either (A) or (B), if and so long as (1) such Lien was not created in contemplation of such Person becoming a Restricted Subsidiary or such property or asset being acquired, (2) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Restricted Subsidiary or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, (3) such Lien secures only the obligation secured thereby at the time such Person becomes a Restricted Subsidiary or such property or asset is acquired and (4) the obligation secured by such Lien is not in default; (vii) any Lien in existence on the Agreement Date to the extent set forth on Schedule 4.07, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the Agreement Date to the extent set forth on such Schedule; (viii) any Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien,
(A) such Lien shall at all times be confined solely to the property or asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements thereafter erected on such property or asset and (B) such Lien attached to such property or asset within 30 days of the acquisition of such property or asset; (ix) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (vi), (vii), (viii) or (ix) of this definition, but only if (A) at the time such Lien is granted and immediately after giving effect thereto, no Default would exist, (B) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to fixed improvements thereafter erected on such property or asset, (C) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced and (D) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase; or (x) any encumbrance constituting a Lien contained in the Denver Acquisition Documents; and (b) with respect to any asset that constitutes Collateral, any Lien that constitutes a "Permitted Lien" under the applicable Pledge Agreement.

         "Permitted Restrictive Covenant" means (a) any covenant or restriction contained in any Loan Document, (b) any covenant or restriction contained in the Greenco Note Purchase Agreement, so long as such covenant or restriction is not binding on any Person other than Newco, or in the 1997 Indenture, the 1999 Indenture, or the Partnership Agreement or the Denver Acquisition Documents, (c) any covenant or restriction binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Borrower if the same is not created in contemplation thereof, (d) any covenant or restriction of the type contained in
Section 4.07 that
is contained in any Contract evidencing or providing for the creation of or concerning Purchase Money Indebtedness (other than the Greenco Note) so long as such covenant or restriction is limited to the property purchased therewith, (e) any covenant or restriction described in Schedule 4.15, but only to the extent such covenant or restriction is there identified by specific reference to the provision of the Contract in which such covenant or restriction is contained or
(f) any covenant or restriction that (i) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (b), (c), (d),
(e) or (f), (ii) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

         "Permitted Tax Sharing Agreements" means (i) the Tax Sharing Agreement between the Borrower, Media General and Denver entered into pursuant to the Denver Acquisition Documents and (ii) any other tax sharing agreement entered into by the Borrower or any Subsidiary and pertaining to the taxes of any Subsidiary that is not a Wholly Owned Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent.

         "Person" means any individual, sole proprietorship, corporation, limited liability company, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

         "Pledge Agreements" means collectively (a) each of the Pledge Agreements between each Subsidiary and the Administrative Agent and the Pledge Agreement between the Borrower and the Administrative Agent, in each case in substantially the form of Exhibit C and (b) any other pledge agreement entered into pursuant to Section 4.03, in each case in substantially the form of Exhibit C.

         "Post-Default Rate" means the rate otherwise applicable under Section 1.04(a) plus 2.00%.

         "Prime Rate" means the prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any public announcement of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

         "Pro Forma Consolidated Interest Expense" means, as of any date of determination, Interest Expense projected to be paid during the period of four full fiscal quarters of the Borrower next succeeding such date on all Indebtedness. For purposes of computing projected interest for any period under the preceding sentence, (i) it shall be assumed that the amount of Indebtedness outstanding on the first day of such period remains outstanding during the entire period except to the extent that such Indebtedness is subject to a mandatory payment or prepayment of principal during such period, (ii) if such Person has committed to incur additional Indebtedness during such period, interest on such additional Indebtedness shall be taken into account from and after the date on which such Person is committed to incur it and (iii) where interest varies with or depends on a floating rate, the rate in effect on the first day of such period





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

will be assumed to be in effect and remain constant during the entire period for which interest is being computed after giving effect to interest rate swaps and similar obligations which are in effect on such day and will continue in effect for more than half of the period of such calculation.

         "Pro Forma Debt Service" means, as of any date of determination, the sum of (i) all Required Repayments, and all other payments of principal of all Indebtedness of the Borrower and its Restricted Subsidiaries scheduled to be made during the period of four full fiscal quarters of the Borrower next succeeding such date of determination, and (ii) Pro Forma Consolidated Interest Expense for such period.

         "Prohibited Transaction" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

         "Purchase Money Indebtedness" means (a) Indebtedness of the Borrower that is incurred to finance part or all of (but not more than) the purchase price of tangible property and related assets, provided that (i) neither the Borrower nor any Restricted Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (ii) such Indebtedness is incurred within 30 days after such purchase, or (b) Indebtedness that (i) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (a) or (b) and (ii) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred.

         "RC Commitment" of any Bank means (i) the amount set forth opposite such Bank's name under the heading "RC Commitment" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment in accordance with Section 9.10(a), the amount of the assignor's RC Commitment assigned to such Bank, in either case as the same may be reduced from time to time pursuant to Section
1.08 or increased or reduced from time to time pursuant to assignments in accordance with Section 9.10(a) or (ii) as the context may require, the obligation of such Bank to make RC Loans in an aggregate unpaid principal amount not exceeding such amount.

         "RC Loan" means any amount advanced by a Bank pursuant to Section 1.01(b).

         "RC Maturity Date" means June 30, 2006.

         "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System.




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

         "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Restated Agreement Date, whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (b) enacted, adopted, issued or proposed before or after the Restated Agreement Date, including any such Applicable Law, interpretation, directive, request, guideline or change that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such Applicable Law, interpretation, directive, request, guideline or change that imposes, increases or modifies any income or franchise tax imposed upon a Bank by any jurisdiction (or any political subdivision thereof) in which such Bank or any of its Lending Offices is located or doing business.

         "Reinvested Amount" means, with respect to any Net Proceeds, the portion thereof that, as of the last day of the Reinvestment Contract Period with respect thereto, shall have been reinvested pursuant to acquisitions described in Section 4.09(e) in a manner not prohibited by this Agreement or will be so reinvested pursuant to a Reinvestment Contract entered into by all of the parties thereto on or prior to such last day.

         "Reinvestment Contract" means a binding contract entered into by the Borrower or a Subsidiary providing for acquisitions described in Section 4.09(e) in a manner not prohibited by this Agreement.

         "Reinvestment Contract Period" means, with respect to any sale or disposition of assets by the Borrower or any Subsidiary, the period from the date of such sale or disposition to the date that is 270 days after the date of such sale or disposition.

         "Reinvestment Period" means, with respect to any sale or disposition of assets by the Borrower or any Subsidiary, the period from the date of such sale or disposition to the date that is 360 days after the date of such sale or disposition.

         "Repayment Date" means the later of (i) the termination of the Commitments in their entirety (whether as a result of the occurrence of the Term Loan Maturity Date, the reduction thereof to zero pursuant to Section 1.08 or the termination thereof pursuant to Section 6.02), (ii) the payment in full of all principal of and interest on the Loans and Drawings and all fees and other amounts payable or accrued hereunder and (iii) the expiration or cancellation of, or the reduction to zero of the amount available to be drawn under, all outstanding Letters of Credit.

         "Reportable Event" means, with respect to any Benefit Plan of any Person, (a) the occurrence of any of the events set forth in ERISA Sections 4043(c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) or the regulations thereunder with respect to such Benefit Plan, (b) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Code Section 401(a)(29) or (c) any failure to make a payment required by Code Section 412(m) with respect to such Benefit Plan.




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

         "Representation and Warranty" means any representation or warranty made by the Borrower, any Guarantor or any other Loan Party pursuant to or under (a)
Section 2.02, Article 3, Section 5.02 or any other provision of this Agreement or (b) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (a) OR
(b) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF SUCH LOAN PARTY.

         "Required Banks" means, (a) until such time as all of the Banks shall have executed this Agreement as of the Restated Agreement Date, Banks having at least 51% of the Loans (including, if any Swing Loans are outstanding at such time, such Banks' pro rata share thereof based on the Commitments at such time) and Letter of Credit Participations outstanding or, if there are no Loans or Letter of Credit Participations outstanding, at least 51% of the aggregate amount of the Commitments and (b) thereafter, Banks having (i) at least 51% of the aggregate amount of the RC Commitments at such time or, if there are no RC Commitments at such time, at least 51% of the aggregate amount of RC Loans outstanding at such time, and (ii) at least 51% of the aggregate amount of the Term Loans outstanding.

         "Required Repayments" means, for any period, an amount equal to the excess, if any, of (i) the outstanding amount of RC Loans and Letter of Credit Participations at the beginning of such period over (ii) the aggregate amount of the RC Commitments at the end of such period.

         "Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against "Eurocurrency liabilities", as that term is used in Regulation D. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Responsible Officer" means, with respect to any Person, the chief executive officer, the chief operating officer, the chief financial officer or treasurer such Person.

         "Restated Agreement Date" means January 2, 2001, which date is the date the executed copies of this Agreement, as amended and restated as of such date, were delivered by all parties hereto and, accordingly, the date this Agreement, as amended and restated as of such date, became effective and, for the first time, binding on such parties.

         "Restricted Payment" means (a) any payment with respect to or on account of any of the Borrower's or any Restricted Subsidiary's Capital Securities, including any dividend or other distribution on, or any payment of interest on or principal of, any such Capital Securities, (other than, in the case of any such payment of interest or principal, any such Capital Securities constituting Indebtedness for all purposes hereof), (b) any payment on account of the principal of or interest or premium, if any, on any Subordinated Debt (other than any regularly scheduled payment of interest thereon and any repayment of principal thereof upon the stated maturity thereof (subject to the subordination provisions applicable thereto)) or (c) any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Security or any Subordinated Debt. For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any capital stock of the Borrower other than Mandatorily Redeemable Stock that would constitute Indebtedness in accordance with the definition thereof. Notwithstanding the foregoing, "Restricted Payment" shall not include purchases or other acquisitions of Capital Securities of Restricted Subsidiaries by the Borrower or a Restricted Subsidiary.

         "Restricted Subsidiary" means (a) each Subsidiary of the Borrower in existence on the Restated Agreement Date and (b) each Subsidiary of the Borrower formed, created or acquired by the Borrower or a Restricted Subsidiary after the Restated Agreement Date, unless such Subsidiary is designated by the Borrower as an Unrestricted Subsidiary in a notice to the Administrative Agent given prior to such formation, creation or acquisition; provided that any Subsidiary which owns, directly or indirectly, the Capital Securities of any Restricted Subsidiary shall, for so long as it is a Subsidiary, be a Restricted Subsidiary, and provided, further, that any such Restricted Subsidiary may be redesignated by the Borrower as an Unrestricted Subsidiary, effective on the date specified by the Borrower in a notice to the Administrative Agent and the Banks given not less than five Business Days prior to such specified date, so long as (1) no Default, including but not limited to a Default under Section 4.10(e), shall have occurred and be continuing both before and after giving effect to such redesignation (and by delivering such notice the Borrower shall be deemed to have made a Representation and Warranty to such effect) and (2) such notice shall be accompanied by a certificate of a Responsible Officer of the Borrower, in form and content satisfactory to the Administrative Agent, demonstrating that, on a pro forma basis determined as if such redesignation had been consummated on the first day of the most recently completed four fiscal quarters of the Borrower, the Borrower would have been in compliance at all times with the requirements of Sections 4.20 through 4.24; provided, further, that any Unrestricted Subsidiary may be redesignated by the Borrower as a Restricted Subsidiary, effective on the date specified by the Borrower in a notice to the Administrative Agent and the Banks given not less than five Business Days prior to such specified date, so long as (1) no Default shall have occurred and be continuing after giving effect to such redesignation, (and by delivering such notice the Borrower shall be deemed to have made a Representation and Warranty to the effect set forth in this clause (1)) and (2) such notice shall be accompanied by a certificate of a Responsible Officer of the Borrower, in form and content satisfactory to the Administrative Agent, demonstrating that, on a pro forma basis determined as if such redesignation had been consummated on the first day of the most recently completed four fiscal quarters of the Borrower, such redesignation would not have resulted in a failure by the Borrower to be in compliance at all times with the requirements of Sections 4.20 through 4.24.

         "Salt Lake Acquisition" means the purchase by the Borrower of all of the LLC Interests from AT&T Broadband pursuant to the Salt Lake Acquisition Agreement.

         "Salt Lake Acquisition Agreement" means the Acquisition Agreement dated as of December 1, 2000 between the Borrower and AT&T Broadband.




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

         "Salt Lake Acquisition Documents" means the Salt Lake Acquisition Agreement, the Salt Lake JOA Agreement, the Salt Lake Management Agreement and the Salt Lake Option Agreement.

         "Salt Lake JOA" means Newspaper Agency Corporation, a Utah corporation.

         "Salt Lake JOA Agreement" means the Joint Operating Agreement dated as of January 1, 1983 between Kearns-Tribune Corporation, a Utah corporation, and The Deseret News Publishing Company, a Utah corporation.

         "Salt Lake Management Agreement" means the Management Agreement dated as of July 31, 1997 between K-T and SLT Publishing.

         "Salt Lake Option Agreement" means the Option Agreement dated as of July 31, 1997 between K-T and SLT Publishing.

         "Secured Party" has the meaning ascribed to such term in the Pledge Agreements.

         "Security Interest" means the Liens created, or purported to be created, by the Loan Documents.

         "SLT Publishing" means the Salt Lake Tribune Publishing Company, LLC, a Utah limited liability company.

         "Subordinated Debt" means (i) the 1997 Subordinated Notes, (ii) the 1999 Subordinated Notes, (iii) the Greenco Note and (iv) any other Indebtedness that is subordinated on terms and conditions, and that is subject to other terms and conditions, satisfactory in form and substance to the Required Banks.

         "Subsidiary" means, with respect to any Person, any other Person (a)
(i) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) any other ownership interests of which ordinarily constitute a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one of more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (b) that otherwise constitutes a Consolidated Subsidiary of such first Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         "Subsidiary Guaranty Supplement" means each Subsidiary Guaranty Supplement entered into pursuant to Section 4.03, in each case in substantially the form of Exhibit B.

         "Swing Loan" means any amount advanced by the Swing Loan Lender pursuant to Section 1.01(c) hereof.

         "Swing Loan Lender" means The Bank of New York.

         "Swing Loan Percentage" means, for any Bank, at any time, a fraction, expressed as a percentage, the numerator of which is such Bank's RC Commitment at such time and the denominator of which is the aggregate amount of the RC Commitments at such time.

         "Swing Note" means any promissory note in the form of Exhibit A-2.

         "Tax" means any federal, state or foreign tax, assessment or other governmental charge or levy of any nature (including any withholding tax) upon a Person or upon its assets, revenues, income or profits including without limitation, interest, penalties and additional allowances with respect to such items.

         "Term Loan" means any amount advanced by a Bank pursuant to Section 1.01(a).

         "Term Loan Commitment" of any Bank means the amount set forth opposite such Bank's name under the heading Term Loan Commitment on Annex A.

         "Term Loan Maturity Date" means December 31, 2006.

         "Termination Event" means, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

         "Treasury Regulation" means the regulations promulgated by the United States Department of the Treasury under the Code.

         "Type" means, with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Base Rate Loans, Eurodollar Rate Loans having a one-month Interest Period, Eurodollar Rate Loans having a two-month Interest Period, Eurodollar Rate Loans having a three-month Interest Period, Eurodollar Rate Loans having a six-month Interest Period and, if made available by all of the Banks, Eurodollar Rate Loans having a twelve-month Interest Period. Any Eurodollar Rate Loan having an Interest Period that differs from the duration specified for a Type of Eurodollar Rate Loan listed above solely as a result of the operation of clauses (a) and (b) of the definition of "Interest Period" shall be deemed to be a Loan of such above-listed Type notwithstanding such difference in duration of Interest Periods.

         "Unfunded Benefit Liabilities" means, with respect to any Benefit Plan at any time, the amount of unfunded benefit liabilities of such Benefit Plan at such time as determined under ERISA Section 4001(a)(18).

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "Unrestricted Subsidiary" means any Subsidiary of the Borrower that is not a Restricted Subsidiary.

         "West Coast MediaNews" means West Coast Media News LLC, a Delaware limited liability company.




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

         "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities and all other ownership interests and rights to acquire ownership interests of which (except directors' qualifying shares) are, directly or indirectly, owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries; unless otherwise specified, "Wholly Owned Subsidiary" means a Wholly Owned Subsidiary of the Borrower.

         Section 11.02 Other Interpretive Provisions.

                  (a) Except as otherwise specified herein, all references herein or in any other Loan Document (i) to any Person shall be deemed to include such Person's permitted successors and assigns, (ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time as permitted hereby.

                  (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

                  (d) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                  (e) Each authorization in favor of the Administrative Agent, the Issuing Bank, the Swing Loan Lender, any Bank or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

                  (f) Except as otherwise specified herein, all references herein to the Administrative Agent, the Issuing Bank, the Swing Loan Lender, any Bank or any Loan Party shall be deemed to refer to such Person however designated in Loan Documents, so that (i) a reference to rights or duties of the Administrative Agent under the Loan Documents shall be deemed to include the rights or duties of such Person as the Secured Party under the Pledge Agreements, (ii) a reference to costs incurred by a Bank in connection with the Loan Documents shall be deemed to include costs incurred by such Person as a Principal under (and as defined in) the Pledge Agreements and (iii) a reference to the obligations of the Borrower or any other Loan




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

Party under the Loan Documents shall be deemed to include the obligations of such Person in any capacity under the Loan Documents.

         Section 11.03 Accounting Matters.

         All accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for changes in Generally Accepted Accounting Principles that may from time to time be approved by a significant segment of the accounting profession.

         Section 11.04 Representations and Warranties.

         All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Restated Agreement Date (after giving effect to the consummation of the transactions contemplated to occur on or prior to such date pursuant to the Denver JOA Documents and the Salt Lake Acquisition Documents), (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made or Letter of Credit is issued, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

         Section 11.05 Captions.

         Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

         Section 11.06 Interpretation of Related Documents.

         Except as otherwise specified therein, terms that are defined herein that are used in Notes, certificates, opinions and other documents delivered in connection herewith shall have the meanings ascribed to them herein and such documents shall be otherwise interpreted in accordance with the provisions of this Article 11.


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